Exhibit 10.01

Execution Copy

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of
July 1, 2005
among
NAVISTAR FINANCIAL CORPORATION,
ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO
SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO
and
NAVISTAR COMERCIAL, S.A. DE C.V.
as Borrowers
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
BANK OF AMERICA, N.A.,
as Syndication Agent
and
THE BANK OF NOVA SCOTIA,
as Documentation Agent
______________________
J.P. MORGAN SECURITIES INC.
and
BANC OF AMERICA SECURITIES, LLC,
as Joint Book Managers and Joint Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	27
SECTION 1.03.	Terms Generally	28
SECTION 1.04.	Accounting Terms; GAAP	28
SECTION 1.05.	Interpretation	28

ARTICLE II THE US CREDIT FACILITIES	29

SECTION 2.01.	Tranche A Term Commitment	29
SECTION 2.02.	Procedure for Tranche A Term Loan Borrowing	29
SECTION 2.03.	Repayment of Tranche A Term Loans	29
SECTION 2.04.	US Revolving Commitments	30
SECTION 2.05.	US Revolving Loans and Borrowings	30
SECTION 2.06.	Procedure for US Revolving Borrowings	31
SECTION 2.07.	Certain Borrowings of US Revolving Loans and Refunding of Loans	31
SECTION 2.08.	Competitive Bid Procedure	32
SECTION 2.09.	Swingline Loans	34
SECTION 2.10.	Letters of Credit	35

ARTICLE III THE MEXICAN CREDIT FACILITY	40

SECTION 3.01.	Commitments	40
SECTION 3.02.	Loans and Borrowings	40
SECTION 3.03.	Requests for Mexican Revolving Borrowings	41

ARTICLE IV TERMS APPLICABLE TO US CREDIT FACILITIES AND MEXICAN CREDIT FACILITY	42

SECTION 4.01.	Funding of Borrowings	42
SECTION 4.02.	Interest Elections	42
SECTION 4.03.	Termination and Reduction of Revolving Commitments	44
SECTION 4.04.	Repayment of Loans; Evidence of Debt	44
SECTION 4.05.	Optional Prepayments of Loans	45
SECTION 4.06.	Mandatory Prepayments and Commitment Reductions	46
SECTION 4.07.	Fees	46
SECTION 4.08.	Interest	47
SECTION 4.09.	Alternate Rate of Interest	48
SECTION 4.10.	Increased Costs	49
SECTION 4.11.	Break Funding Payments	50
SECTION 4.12.	Taxes	51

i

SECTION 4.13.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	53
SECTION 4.14.	Mitigation Obligations; Replacement of Lenders	55

ARTICLE V REPRESENTATIONS AND WARRANTIES	56

SECTION 5.01.	Organization; Powers	56
SECTION 5.02.	Authorization; Enforceability	56
SECTION 5.03.	Governmental Approvals; No Conflicts	56
SECTION 5.04.	Financial Condition; No Material Adverse Change	57
SECTION 5.05.	Litigation	57
SECTION 5.06.	Compliance with Laws and Agreements	58
SECTION 5.07.	Investment and Holding Company Status	58
SECTION 5.08.	Taxes	58
SECTION 5.09.	ERISA	58
SECTION 5.10.	Subsidiaries	58
SECTION 5.11.	Ownership of Property; Liens	58
SECTION 5.12.	Use of Proceeds	58
SECTION 5.13.	Foreign Exchange Regulations; Immunity; Enforcement	58
SECTION 5.14.	Disclosure	59
SECTION 5.15.	Title; No Other Liens	59
SECTION 5.16.	Perfected First Priority Lien	59

ARTICLE VI CONDITIONS	60

SECTION 6.01.	Effective Date	60
SECTION 6.02.	Each Borrowing Event	62
SECTION 6.03.	Concurrent Condition for Initial Borrowing	62

ARTICLE VII AFFIRMATIVE COVENANTS	63

SECTION 7.01.	Financial Statements and Other Information	63
SECTION 7.02.	Notices of Material Events	65
SECTION 7.03.	Existence; Conduct of Business	65
SECTION 7.04.	Payment of Obligations	66
SECTION 7.05.	Maintenance of Properties; Insurance	66
SECTION 7.06.	Books and Records; Inspection Rights	66
SECTION 7.07.	Compliance with Laws and Material Contractual Obligations	66
SECTION 7.08.	Intercompany Agreements	66
SECTION 7.09.	Federal Regulations	67
SECTION 7.10.	Additional Collateral, etc.	67
SECTION 7.11.	Post-Closing Requirements	63

ARTICLE VIII NEGATIVE COVENANTS	68

SECTION 8.01.	Financial Covenants	68
SECTION 8.02.	Indebtedness	68
SECTION 8.03.	Liens	69
SECTION 8.04.	Fundamental Changes	70

SECTION 8.05.	Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements	70
SECTION 8.06.	Restricted Payments	72
SECTION 8.07.	Transactions with Affiliates	72
SECTION 8.08.	Negative Pledge	72
SECTION 8.09.	Prepayments of Subordinated Debt	73
SECTION 8.10.	Serviced Wholesale Portfolio Quality	73
SECTION 8.11.	Serviced Retail Portfolio Quality	74
SECTION 8.12.	Sales and Leasebacks	74
SECTION 8.13.	Changes in Fiscal Periods	74

ARTICLE IX EVENTS OF DEFAULT	74

ARTICLE X THE ADMINISTRATIVE AGENT	78

ARTICLE XI GUARANTEE	79

SECTION 11.01.	Guarantee	79
SECTION 11.02.	Waiver of Subrogation	80
SECTION 11.03.	Modification of Mexican Obligations	80
SECTION 11.04.	Waiver by the US Borrower	81
SECTION 11.05.	Reinstatement	81

ARTICLE XII MISCELLANEOUS	82

SECTION 12.01.	Notices	82
SECTION 12.02.	Waivers; Amendments	83
SECTION 12.03.	Expenses; Indemnity; Damage Waiver	84
SECTION 12.04.	Successors and Assigns	85
SECTION 12.05.	Survival	89
SECTION 12.06.	Counterparts; Integration	89
SECTION 12.07.	Severability	89
SECTION 12.08.	Right of Setoff	89
SECTION 12.09.	GOVERNING LAW	90
SECTION 12.10.	Submission To Jurisdiction; Waivers	90
SECTION 12.11.	Acknowledgments	90
SECTION 12.12.	WAIVERS OF JURY TRIAL	91
SECTION 12.13.	Headings	91
SECTION 12.14.	Confidentiality	91
SECTION 12.15.	Interest Rate Limitation	91
SECTION 12.16.	Waiver of Immunities	92
SECTION 12.17.	Judgment Currency	92
SECTION 12.18.	Loan Equalization; Loan Conversion	92
SECTION 12.19.	Release of Liens	93
SECTION 12.20.	Intercompany Security Agreements	93
SECTION 12.21.	Blocked Account	94

SECTION 12.22.	USA PATRIOT Act	94

SCHEDULES:

Schedule 2.01 – Commitments

Schedule 5.05 – Disclosed Matters

Schedule 5.10 – Subsidiaries

Schedule 8.02 – Existing Indebtedness

Schedule 8.03 – Existing Liens

Schedule 8.05 – Scheduled Investments

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance

Exhibit B-1	– Form of Opinion of Borrower’s New York Counsel

Exhibit B-2	– Form of Opinion of Borrower’s General Counsel

Exhibit B-3	– Form of Opinion of Borrowers’ Mexican Counsel

Exhibit C	– Form of Amended and Restated Parents’ Side Agreement

Exhibit D	– Form of Report of Statistical Information

Exhibit E	– Form of Borrowing Request

Exhibit F	– Form of Compliance Certificate

Exhibit G	– Form of Amended and Restated Parent Guarantee

Exhibit H	– Form of Amended and Restated Security Agreement

Exhibit I	– Form of Blocked Account Agreement

Exhibit J	– Form of Blocked Account Certificate

v

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of July 1, 2005, among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Mexican Borrower” and collectively, the “Mexican Borrowers”; together with the US Borrower, the “Borrowers”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers are parties to the Existing Credit Agreement (as defined below);

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as set forth below; and

WHEREAS, it is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Credit Agreement and evidence the obligations of the Borrowers hereunder;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, on the Effective Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor agent appointed in accordance with Article X hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person (other than, in the case of any Borrower, such Borrower’s respective Subsidiaries) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Rate for ABR Loans” “Applicable Rate for Eurodollar Loans” or “Facility Fee Rate”, as the case may be, based upon the ratings (each a “Rating”) by S&P and Moody’s, respectively, applicable on such date to the Index Debt of the US Borrower (or the Parent, in the circumstance described below):

Level	Rating S&P/Moody’s	Revolving Credit Loans		Tranche A Term Loans		Facility Fee Rate
		Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans	Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans
1	BBB-/Baa3 or higher	0.00%	0.50%	0.00%	0.75%	0.25%
2	BB+/Ba1	0.00%	0.70%	0.00%	1.00%	0.30%
3	BB/Ba2	0.00%	0.90%	0.25%	1.25%	0.35%
4	BB-/Ba3	0.375%	1.375%	0.75%	1.75%	0.375%
5	Less than BB-/Ba3	0.50%	1.50%	1.00%	2.00%	0.50%

For purposes of the foregoing, if at any date, the US Borrower does not have a Rating from either (or both) of S&P or Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent), (1) if the Parent does have such a Rating, then such Rating of the Parent shall be used as if it were the Rating of the US Borrower to determine the applicable Level; and (2) if neither the US Borrower nor the Parent has any Ratings, other than by reason of the circumstances referred to in the following sentence, Level 5 shall apply.  If the rating system of S&P or Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the US Borrower and the Lenders shall negotiate in good faith to amend the Applicable Rates hereunder to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rates shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

In the event the Ratings of S&P and Moody’s are in different levels set forth in the grid above, the higher of the two Ratings (i.e., the rating set forth in the grid above opposite the lower numerical level number) shall govern; provided that, if the two Ratings are more than one level apart, the Rating level immediately below the higher Rating level shall apply.

“Approved Fund” has the meaning set forth in Section 12.04(b).

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within “supervisory subgroup B” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

“Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding the Disposition of obsolete or worn-out property in the ordinary course of business and any Disposition permitted by Section 8.04) that yields gross proceeds to the US Borrower or its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Mexican Commitment” means, as at any date of determination (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07), with respect to any Mexican Lender, an amount equal to the lesser of (a) the excess, if any, of (i) the amount of such Mexican Lender’s Mexican Commitment in effect on such date over (ii) such Mexican Lender’s Mexican Commitment Percentage of the aggregate principal amount of Mexican Revolving Loans outstanding on such date and (b) the excess, if any, of (i) the amount of such Mexican Lender’s US Revolving Commitment in effect on such date over (ii) the amount of the Revolving Credit Exposure of such Mexican Lender on such date.

“Available US Revolving Commitment” means as at any date of determination with respect to any US Lender (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07 or for the prepayment of any outstanding Mexican Revolving Loans), an amount equal to the excess, if any, of (a) the amount of such Lender’s US Revolving Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.

“Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

“Blocked Account” means the bank account subject to the Blocked Account Agreement.

“Blocked Account Agreement” means the Blocked Account Control Agreement, substantially in the form of Exhibit I, among the US Borrower, JPMorgan Chase Bank, N.A., as depositary bank, and the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means, with respect to each Borrower as applicable, (a) Tranche A Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (c) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (d) a Swingline Loan.

“Borrowing Date” has the meaning set forth in Section 2.07.

“Borrowing Request” means a request, substantially in the form of Exhibit E, by the US Borrower for a US Revolving Borrowing in accordance with Section 2.06 or a request by any Mexican Borrower for a Mexican Revolving Borrowing in accordance with Section 2.06.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Balance” means Unrestricted Cash of the US Borrower and its Subsidiaries minus (i) any amounts utilized for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (ii) amounts utilized to purchase receivables in the normal course of business, (iii) amounts utilized to make payments of permitted dividends consistent with the US Borrower’s past business practices and (iv) amounts on deposit in the Blocked Account.

“Change in Control” means the occurrence of one or more of the following events:  (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than employee or retiree benefit plans or trusts sponsored or established by the US Borrower or International, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) securities of the Parent representing 35% or more of the combined voting power of the Parent’s then outstanding voting stock, or (B) securities of the US Borrower representing 50% or more of the combined voting power of the US Borrower’s then outstanding voting stock; (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Parent: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Parent) whose appointment or election by the Board of Directors or nomination for election by the Parent’s stockholders was approved by the vote of a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) the stockholders of the Parent shall approve any Plan of Liquidation; and (iv) the US Borrower consolidates with or merges with or into another Person, or the US Borrower or any Subsidiary of the US Borrower, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the US Borrower and the Subsidiaries of the US Borrower (determined on a consolidated basis) to any Person, or any Person consolidates with, or merges with or into, the US Borrower, in any such event pursuant to a transaction in which the outstanding voting stock of the US Borrower is converted into or exchanged for cash, securities or other property, and, as a result of which, neither the Parent nor International has “beneficial ownership” (as set forth above), directly or indirectly, of at least 50% of the combined voting power of the then outstanding voting stock of the surviving or transferee corporation, provided that neither (A) a merger permitted under Section 8.04 nor (B) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction, shall be deemed to be a Change of Control.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 4.10(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Revolving Loans, Competitive Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” means all property of the US Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitments” means, collectively, the US Commitments and the Mexican Commitments.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.08.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the US Borrower for Competitive Bids in accordance with Section 2.08.

“Competitive Loan” means a Loan made pursuant to Section 2.08.

“Consolidated Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

“Consolidated Tangible Net Worth” means, on any date, the consolidated stockholders’ equity of the US Borrower and its consolidated Subsidiaries less, without duplication, (a) their consolidated Intangible Assets and (b) all Redeemable Preferred Stock (if any), all determined as of such date.  For purposes of this definition, “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (i) all investments in Subsidiaries of the US Borrower other than consolidated Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

“Consolidated Total Debt” means, on any date, the outstanding Indebtedness of the US Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such Indebtedness shall be (a) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Indebtedness) and (b) decreased by (i) the aggregate principal amount of all Warehousing Debt outstanding on such date and (ii) the aggregate principal amount of Indebtedness incurred in connection with Qualified Securitization Transactions outstanding on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Securitization Undertaking” means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of Receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income from Receivables or undivided interests in Receivables or (D) indemnify other Persons; provided that the term “Customary Securitization Undertaking” shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Indebtedness issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Indebtedness or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Indebtedness (except any obligation to provide additional funds to Subsidiaries of the US Borrower as part of any Qualified Securitization Transaction).

“Debt Discount Adjustment” means at any time, with respect to any interest-bearing Indebtedness for Borrowed Money of the US Borrower or any of its consolidated Subsidiaries, the amount (if any) by which (a) the full outstanding principal amount of such Indebtedness for Borrowed Money exceeds (b) the amount of the liability reflected on the books of the US Borrower or such consolidated Subsidiary with respect to such Indebtedness for Borrowed Money.  Without limiting the generality of the foregoing, it is understood that the concept of a “Debt Discount Adjustment” would not apply to non-interest bearing commercial paper issued at a discount or “zero coupon” bonds.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deloitte & Touche” means Deloitte & Touche LLP.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 5.05.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Equalization Date” means any date on which either (a) an Event of Default described in clause (i) or (j) of Article IX has occurred or (b) the Commitments shall have been terminated prior to the Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article IX.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the US Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the US Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the US Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the US Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

“Event of Default” has the meaning assigned to such term in Article IX.

“Existing Credit Agreement” means the Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof), dated as of December 8, 2000, mong the Borrowers, the banks listed therein, the co-arrangers listed therein and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as administrative agent, and Bank of America, N.A., as syndication agent.

“Facility” means each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the “Tranche A Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Lender” has the meaning set forth in Section 12.18(b).

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (ii) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes and (iii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature to (b) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (ii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Lender” means, in respect of any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funding Office” means the office of the Administrative Agent specified in Section 12.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the US Borrower and the US Lenders.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 12.04(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including an aval and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit or (ii) standard contractual indemnities, each in the ordinary course of business or (iii) any Customary Securitization Undertaking.  The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IMSS” means the Instituto Mexicano del Seguro Social or Mexican Social Security Institute.

“Indebtedness” of any Person means on any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person and (e) all obligations, contingent or otherwise, of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Indebtedness referred to in the foregoing clauses (a) through (d), excluding trade payables and accrued expenses.

“Indebtedness for Borrowed Money” means the types of Indebtedness referred to in clauses (a) and (b) of the definition of “Indebtedness”.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement.

“INFONAVIT” means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores or Workers’ Housing Fund Institute.

“Intercompany Loan Agreements” means each agreement from time to time creating or evidencing any Indebtedness owing from time to time to the US Borrower from one of its Subsidiaries.

“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 4.02.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or nine months (or, if available from the relevant Lenders, two weeks, twelve months or other period requested by the relevant Borrower) thereafter, as the relevant Borrower may elect, (b) with respect to any Eurodollar Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the US Borrower may elect and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than ninety days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International” means International Truck and Engine Corporation, a Delaware corporation.

“Investments” has the meaning set forth in Section 8.05.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder (or any affiliate thereof in its capacity as issuer of Letters of Credit hereunder), and its successors in such capacity as provided in Section 2.10(i).

“Joint Lead Arrangers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time.  The LC Exposure of any US Lender in respect of any Letter of Credit shall be its US Funding Revolving Commitment Percentage (determined on the date of issuance thereof, as reduced or increased by any assignment effected in accordance with Section 12.04) of the LC Exposure in respect of such Letter of Credit, as reduced by any reduction of such Letter of Credit or any reimbursed drawings thereunder.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.10.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means this Agreement, the Security Documents, the Notes, the Parent Guarantee, the Parents’ Side Agreement and any amendment, waiver, supplement or any other modification to any of the foregoing.

“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans or the Total Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Master Intercompany Agreement” means the Revised Master Intercompany Agreement, dated as of May 31, 2005, between the US Borrower and International, as amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the US Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any Loan Document or the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements in an aggregate principal amount exceeding (a) $10,000,000, in the case of the US Borrower, and (b) $5,000,000, in the case of each Mexican Borrower.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the fifth anniversary of the Effective Date, which date is July 1, 2010.

“Mexican”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to a Mexican Borrower.

“Mexican Borrowers” has the meaning set forth in the Preamble to this Agreement.

“Mexican Change in Control” shall occur in the event that the Parent ceases to own, directly or indirectly, more than 50% of the voting capital stock of any Mexican Borrower.

“Mexican Commitment” means, with respect to each Mexican Lender, the commitment of such Lender to make Mexican Revolving Loans hereunder, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “Mexican Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Mexican Commitment, as applicable, and (ii) the US Commitment of such Mexican Lender, as either such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.  The original aggregate principal amount of the Mexican Commitments is $100,000,000.

“Mexican Commitment Percentage” means, as to any Mexican Lender at any time, the percentage which such Lender’s Mexican Commitment then constitutes of the aggregate Mexican Commitments of all Mexican Lenders (or, if the Mexican Commitments have terminated or expired, the percentage shall be determined based upon the Mexican Commitments most recently in effect, giving effect to any assignments).

“Mexican Lender” means each Lender having an amount greater than zero set forth opposite such Lender’s name in Schedule 2.01 under the heading “Mexican Commitment” and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a Mexican Commitment.  Any US Lender may cause a branch or affiliate of such US Lender to make available its Mexican Commitment and to make the Mexican Loans thereunder, and the term “Mexican Lender” shall include such branch or affiliate in such capacity where the context permits.

“Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso mercantil” or “quiebra”), or the commencement of any insolvency, reorganization or like proceeding, relating to any Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrowers pursuant to the terms of this Agreement) or otherwise.

“Mexico” means the United Mexican States.

“Minimum Ratings” means the Index Debt of the US Borrower shall be rated at least BB+ by S&P and Ba1 by Moody’s, in each case with a stable or better outlook; provided that if either (or both) of S&P or Moody’s shall not have in effect a rating for the Index Debt of the US Borrower and either (or both) of S&P or Moody’s has in effect such a rating for the Index Debt of the Parent, the rating of the Index Debt of the Parent shall be used as if it were the rating of the US Borrower for purposes of this definition.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“NFC Receivables Purchase Agreement” means the Receivables Purchase Agreement between the US Borrower and TRIP, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

“NFRRC” means Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors.

“NFSC” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

“Non-Excluded Taxes” has the meaning set forth in Section 4.12(a).

“Non-Mexican Lender” means each US Lender which is not a Mexican Lender.

“Note” has the meaning set forth in Section 4.04.

“Other Lender” has the meaning set forth in Section 12.18.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means Navistar International Corporation, a Delaware corporation.

“Parent Guarantee” means the Amended and Restated Parent Guarantee, substantially in the form of Exhibit G, as amended, supplemented, or otherwise modified from time to time.

“Parents’ Side Agreement” means the Amended and Restated Parents’ Side Agreement, substantially in the form of Exhibit C, dated as of the date hereof, by the Parent and International for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

“Past Due Serviced Retail Notes” at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Retail Notes with respect to which any amount payable is more than 60 days past due at the end of such month.

“Past Due Serviced Wholesale Notes” at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) which are more than one month past due at the end of such month.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 7.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 7.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the relevant Borrower or any of its Subsidiaries;

(f) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default hereunder;

(g) Liens arising from precautionary Uniform Commercial Code financing statements filed in connection with operating leases of the US Borrower or its Subsidiaries;

(h) any interest or title of a licensor, lessor or sublessor under any license, lease or sublease entered into by any Borrower in the ordinary course of business and covering only the assets so licensed, leased or subleased; and

(i) Liens arising in connection with any Qualified Securitization Transaction;

provided that, with respect to clauses (a) through (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(b) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States of America, any state thereof or the District of Columbia having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(c) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset-backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(e) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank has, at the time of the Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(f) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s; and

(g) money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (a) through (e) of this definition.

Notwithstanding the foregoing, Investments which would otherwise constitute Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) that are permitted to have maturities in excess of twelve months shall only be deemed to be Permitted Investments under this definition if and only if the total weighted average maturity of all Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) does not exceed twelve months on an aggregate basis.

“Permitted Receivables Document” means any document to which the US Borrower or any Subsidiary of the US Borrower is a party that relates to a sale or transfer by the US Borrower or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Liquidation” means, with respect to the Parent, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Parent to holders of capital stock of the Parent.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the US Borrower or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the US Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any

 Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the US Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Receivables” means, as the context may require, either (a) all assets of the types classified under the heading “Finance Receivables” on the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the US Borrower or its Subsidiaries that yields gross proceeds to the US Borrower or its Subsidiaries in excess of $10,000,000.

“Redeemable Preferred Stock” means preferred stock of the US Borrower which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

“Reimbursement Obligation” means the obligation of the US Borrower to reimburse the Issuing Lender for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Tranche A Term Loans pursuant to Section 4.06(a) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the US Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the US Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in business of the US Borrower and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

“Register” has the meaning set forth in Section 12.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Requested Mexican Loans” has the meaning set forth in Section 2.07.

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the Effective Date, the US Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche A Term Loans then outstanding and (ii) the aggregate US Revolving Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, “Required Lenders” means Lenders having Tranche A Term Loans, Revolving Credit Exposures and outstanding Competitive Loans representing more than 50% of the aggregate amount of the Tranche A Term Loans, the aggregate Revolving Credit Exposures and outstanding Competitive Loans of all Lenders.

“Responsible Officer” means, (1) with respect to the US Borrower, the chief executive officer, president, vice president and treasurer, vice president and controller, and general counsel of such Borrower, but in any event, with respect to financial matters, the vice president and treasurer or the vice president and controller of such Borrower and (2) with respect to each Mexican Borrower, the treasurer, financial director and managing director of such Borrower, but in any event, with respect to financial matters, the treasurer or the financial director of such Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Borrower or any option, warrant or other right to acquire any such shares of capital stock of such Borrower.

“Retail Accounts” means, as the context may require, (a) all assets of the types classified under the heading “Accounts” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche (other than with respect to which the obligor is (i) a dealer in or distributor of products manufactured, assembled or sold by International or any subsidiary of International or

 (ii) a manufacturer which incorporates, in its products, products manufactured assembled or sold by International or any subsidiary of International) or (b) the aggregate Unpaid Balances thereof.

“Retail Notes” means, as the context may require, either (a) all assets of the types classified under the heading “Retail notes and finance leases” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) investment in equipment on operating leases.

“Revolving Commitments” means, collectively, the US Revolving Commitments and the Mexican Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Exposure Percentage” means, on any date with respect to any Lender, the percentage which the Revolving Credit Exposure of such Lender constitutes of the Revolving Credit Exposure of all Lenders.

“Revolving Loan” means a Loan made pursuant to Section 2.06 or Section 3.03.

“Revolving Retail Facility Documents” means the NFC Receivables Purchase Agreement, the Revolving Retail Note Indenture and related documents.

“Revolving Retail Facility Trustee” means the trustee under the Revolving Retail Note Indenture.

“Revolving Retail Note Indenture” means an Indenture between TRIP and the Revolving Retail Facility Trustee, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

“Revolving Retail Notes” means the medium term notes issued by TRIP pursuant to the Revolving Retail Note Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“SAR” means the Mexican Sistema de Ahorro para el Retiro or Savings for Retirement System.

“Securitization Subsidiary” means a wholly owned Subsidiary of the US Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the US Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the US Borrower or any other Subsidiary of the US Borrower other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the US Borrower or any other Subsidiary of the US Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the US Borrower or any other Subsidiary of the US Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the US Borrower nor any other Subsidiary of the US Borrower (i) provides any credit support (for the avoidance of doubt, no Intercompany Loan Agreement shall be deemed to constitute “credit support”) or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the US Borrower or such Subsidiary than could be obtained from an unrelated Person (other than Standard Securitization Undertakings and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the US Borrower nor any Subsidiary of the US Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the US Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the US Borrower giving effect to such designation.

“Security Agreement” means the Amended and Restated Security, Pledge & Trust Agreement, substantially in the form of Exhibit H, to be dated the date hereof.

“Security Documents” means the collective reference to the Security Agreement, the Blocked Account Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Borrowers under any Loan Document.

“Serviced Retail Accounts” means, at any time, as the context may require, (a) all outstanding Retail Accounts which the US Borrower or any Subsidiary of the US Borrower owns at such time or which the US Borrower or any Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“Serviced Retail Notes” means, at any time, as the context may require, (a) all outstanding Retail Notes which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“Serviced Retail Receivables” means Serviced Retail Notes and Serviced Retail Accounts.

“Serviced Wholesale Notes” means, at any time, as the context may require, (a) all outstanding Wholesale Notes which the US Borrower, NFSC or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFSC or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“SPC” has the meaning set forth in Section 12.04(h).

“Standard Securitization Undertakings” means representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means Indebtedness that (i) is unsecured and is subordinated to the US Obligations, (ii) is not Guaranteed by the Parent, International or any subsidiary of the Parent or International, (iii) does not mature or require any scheduled payment of principal or any mandatory repayment or prepayment (contingent or otherwise) prior to the date that is six months after the Maturity Date, and (iv) contains other terms and conditions reasonably acceptable to the Administrative Agent (it being understood that the terms of such Indebtedness shall not include any financial covenants or a default based solely on the occurrence of a Default or Event of Default).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of any Borrower.

“Supermajority Lenders” means, at any time, the holders of at least 66-2/3% of (a) until the Effective Date, the US Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche A Term Loans then outstanding and (ii) the aggregate US Revolving Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, “Supermajority Lenders” means Lenders having Tranche A Term Loans, Revolving Credit Exposures and outstanding Competitive Loans representing at least 66-2/3% of the aggregate amount of the Tranche A Term Loans, the aggregate Revolving Credit Exposures and outstanding Competitive Loans of all Lenders.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its US Funding Revolving Commitment Percentage (determined on the date such Swingline Loan is made, as reduced or increased by any assignment effected in accordance with Section 12.04) of the principal amount of such Swingline Loan.

“Swingline Fixed Rate Loan” has the meaning set forth in Section 2.09(b).

“Swingline Interest Period” has the meaning set forth in Section 2.09(b).

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.09.

“Tax Allocation Agreement” means the Tax Allocation Agreement, effective October 1, 1981, between and among International and certain of its subsidiaries, as amended, supplemented or otherwise modified from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Three-Month Secondary CD Rate” means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

“(Three-Month Total)” means, when used with respect to any type of Receivables (or portions thereof) at the end of any month, the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Credit Exposure” means at any time, the aggregate amount of the Revolving Credit Exposure of the Lenders outstanding at such time.

“Tranche A Term Commitment” means, as to any US Lender, the obligation of such US Lender, if any, to make a Tranche A Term Loan to the US Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche A Term Commitment” opposite such Lender’s name on Schedule 2.01.  The original aggregate principal amount of the Tranche A Term Commitments is $400,000,000.

“Tranche A Term Lender” means each US Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

“Tranche A Term Loan” has the meaning set forth in Section 2.01.

“Tranche A Term Percentage” means, as to any Tranche A Term Lender, at any time, the percentage which such Lender’s Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

“Transactions” means the execution, delivery and performance by the Borrowers  of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Parent of the Parent Guarantee and by the Parent and International of the Parents’ Side Agreement.

“TRIP” means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

“2004 Annual Report” means the US Borrower’s 2004 Annual Report on Form 10-K for the fiscal year ended October 31, 2004, in the form delivered to the Lenders prior to the date hereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

“Unpaid Balance” means at any time (a) with respect to any Serviced Retail Note, the unpaid amount thereof at such time, including all finance income, whether or not earned, and other amounts due or to become due thereunder, except interest payments not already included in scheduled installments, late payment charges, delinquency charges, extension fees and collection fees, (b) with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time and (c) with respect to any Serviced Retail Account, the net balance of such Account at such time.

“Unrestricted Cash” means all cash and marketable securities of the US Borrower and its Subsidiaries not classified as “Restricted Cash” in accordance with GAAP.

“Upgrading” means the Index Debt of the US Borrower has been upgraded to the Minimum Ratings.

“US”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the US Borrower.

“US Borrower” has the meaning set forth in the preamble to this Agreement.

“US Commitments” means, collectively, the Tranche A Term Commitments and the US Revolving Commitments.

“US Funding Revolving Commitment Percentage” means, as at any date of determination (after giving effect to the making, and application of proceeds, of any Loans made on such date pursuant to Section 2.07), with respect to any US Lender, that percentage which the Available US Revolving Commitment of such Lender then constitutes of the aggregate Available US Revolving Commitments; provided that each US Lender’s US Funding Revolving Commitment Percentage of any US Revolving Loan or Swingline Loan the proceeds of which are applied to refund any Swingline Loan or to pay reimbursement obligations in respect of any Letter of Credit shall be equal to such US Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or reimbursement obligations (determined on the date on which such Swingline Loans were made or such Letter of Credit was issued, as the case may be, but giving effect to any assignments).

“US Lenders” means each Lender having an amount greater than zero set forth under the heading “US Revolving Commitment” or “Tranche A Term Commitment” opposite its name on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a US Commitment.

“US Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the US Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the US Borrower to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the US Borrower pursuant hereto) or otherwise.

“US Revolving Commitment” means, with respect to each US Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate amount not to exceed at any time outstanding the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “Total Revolving Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its US Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.  The original aggregate principal amount of the US Revolving Commitments is $800,000,000.

“US Revolving Commitment Percentage” means, as to any US Lender at any time, the percentage which such Lender’s US Revolving Commitment then constitutes of the aggregate US Revolving Commitments of all US Lenders (or, if the US Revolving Commitments have terminated or expired, the percentage shall be determined based upon the US Revolving Commitments most recently in effect, giving effect to any assignments).

“Warehousing Collateral” means the collateral securing Warehousing Debt, including, without limitation, any spread account or reserve required to be established under the Revolving Retail Facility Documents or any other relevant securitization documents.

“Warehousing Debt” means as of any date Indebtedness of (a) TRIP owing to holders of the Revolving Retail Notes or (b) the US Borrower or any of its Subsidiaries, in each case with respect to which (i) neither the US Borrower nor any of its Subsidiaries (other than TRIP, in the case of clause (a), or the US Borrower or such Subsidiary, in the case of clause (b)) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, neither the US Borrower nor any of its Subsidiaries shall be deemed to have any liability with respect to any such Indebtedness solely as a result of any Customary Securitization Undertaking of the US Borrower or such Subsidiary, as the case may be, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

“Wholesale Notes” means, as the context may require, (a) all assets of the types classified under the heading “Wholesale notes” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement and any other Loan Document, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”),

by Type (e.g., a “Eurodollar Loan”), by Borrower (e.g., a “Mexican Loan”), by Class and Type (e.g., a “Eurodollar Revolving Loan”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) by Type (e.g., a “Eurodollar Borrowing”), by Borrower (e.g., a “Mexican Borrowing”), by Class and Type (e.g., a “Eurodollar Revolving Borrowing”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the US Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the US Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Interpretation.  References in this Agreement to the term “sale” with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a “true sale” under applicable legal principles.  The terms “sell” and “sold”, as used as described in the foregoing sentence, shall have correlative meanings.

ARTICLE II

THE US CREDIT FACILITIES

SECTION 2.01. Tranche A Term Commitment.  Subject to the terms and conditions hereof, each Tranche A Term Lender severally agrees to make a term loan (a “Tranche A Term Loan”) to the US Borrower on the Effective Date in an amount not to exceed the amount of the Tranche A Term Commitment of such Lender.  The Tranche A Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Section 2.02 and Section 4.02(b).

SECTION 2.02. Procedure for Tranche A Term Loan Borrowing.  The US Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the anticipated Effective Date in the case of a Eurodollar Borrowing or (b) on the anticipated Effective Date in the case of an ABR Borrowing) requesting that the Tranche A Term Lenders make the Tranche A Term Loans on the Effective Date.  Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche A Term Lender thereof.

SECTION 2.03. Repayment of Tranche A Term Loans.  The Tranche A Term Loan of each Tranche A Term Lender shall mature in 19 consecutive quarterly installments, commencing on October 31, 2005, and one installment on the Maturity Date, each of which shall be in an amount equal to such Lender’s Tranche A Term Percentage multiplied by the percentage of the aggregate amount of the Tranche A Term Loans made on the Effective Date set forth below opposite such installment:

Installment	Percentage
October 31, 2005	0.25%
January 31, 2006	0.25%
April 30, 2006	0.25%
July 31, 2006	0.25%
October 31, 2006	0.25%
January 31, 2007	0.25%
April 30, 2007	0.25%
July 31, 2007	0.25%
October 31, 2007	0.25%
January 31, 2008	0.25%
April 30, 2008	0.25%
July 31, 2008	0.25%
October 31, 2008	0.25%
January 31, 2009	0.25%
April 30, 2009	0.25%
July 31, 2009	0.25%
October 31, 2009	0.25%
January 31, 2010	0.25%

April 30, 2010	0.25%
Maturity Date	95.25%

SECTION 2.04. US Revolving Commitments.  Subject to the terms and conditions set forth herein, each US Lender agrees to make US Revolving Loans to the US Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (b) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolving Loans.

SECTION 2.05. US Revolving Loans and Borrowings.  (a)  Each US Revolving Loan shall be made as part of a US Borrowing consisting of US Revolving Loans made by the US Lenders ratably in accordance with their US Funding Revolving Commitment Percentages.  Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.08.  The failure of any US Lender to make any US Revolving Loan required to be made by it shall not relieve any other US Lender of its obligations hereunder; provided that the US Revolving Commitments and Competitive Bids of the US Lenders are several and no US Lender shall be responsible for any other US Lender’s failure to make US Revolving Loans as required.

(b) Subject to Section 4.09, (i) each US Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the US Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the US Borrower may request in accordance herewith.  Unless otherwise agreed between the US Borrower and the Swingline Lender as provided in Section 2.09(a), each Swingline Loan shall be an ABR Loan.  Each US Lender at its option may make any US Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the US Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any US Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each US ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a US ABR Revolving Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total US Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.10(e) or (iii) that is required to repay any US Revolving Loans as contemplated by Section 2.07(a).  Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.  US Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten US Eurodollar Revolving Borrowings outstanding.

Notwithstanding any other provision of this Agreement, the US Borrower shall not be entitled to request, or to elect to convert or continue, any US Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.06. Procedure for US Revolving Borrowings.  To request a US Revolving Borrowing, the US Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a US Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a US ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of a US ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.10(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a US Eurodollar Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the US Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.05:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no election as to the Type of US Revolving Borrowing is specified, then the requested US Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each US Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested US Borrowing.

SECTION 2.07. Certain Borrowings of US Revolving Loans and Refunding of Loans.  (a)  If on any date (a “Borrowing Date”) on which a Mexican Borrower has requested the Mexican Lenders to make Mexican Revolving Loans (the “Requested Mexican Loans”), (i) any Mexican Lender’s Mexican Commitment Percentage of the Requested Mexican Loans exceeds the Available Mexican Commitment of such Mexican Lender on such date (before giving effect to the making, and application of proceeds, of any Loans required to be made pursuant to this Section 2.07 on such date) and (ii) the amount of such excess is less than or equal to the aggregate Available

US Revolving Commitments of all Non-Mexican Lenders (before giving effect to the making, and application of proceeds, of any Loans pursuant to this Section 2.07 on such date), each Non-Mexican Lender shall make a US Revolving Loan to the US Borrower on such date, and the proceeds of such US Revolving Loans shall be simultaneously applied to repay outstanding US Revolving Loans of the Mexican Lenders, in amounts such that, after giving effect to (A) such borrowings and repayments and (B) the making of the Requested Mexican Loans, the Revolving Credit Exposure Percentage of each US Lender will equal (as nearly as possible) its US Revolving Commitment Percentage.  To effect such borrowings and repayments, (1) not later than 12:00 Noon, New York City time, on such requested Borrowing Date, the proceeds of such US Revolving Loans shall be made available by each Non-Mexican Lender to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, and the Administrative Agent shall apply the proceeds of such US Revolving Loans toward repayment of outstanding US Revolving Loans of the Mexican Lenders and (2) concurrently with the repayment of such Loans on such date, (x) the Mexican Lenders shall, in accordance with the applicable provisions hereof, make the Requested Mexican Loans in an aggregate amount equal to the amount so requested by the relevant Mexican Borrower (but not in any event greater than the aggregate Available Mexican Commitments after giving effect to the making of such repayment of  US Revolving Loans on such date) and (y) the US Borrower shall pay to the Administrative Agent for the account of the Lenders whose US Revolving Loans are repaid on such date pursuant to this Section 2.07 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to Section 4.11 in connection with such repayment.

(b) If any borrowing of US Revolving Loans is required pursuant to this Section 2.07, the US Borrower shall notify the Administrative Agent in the manner provided for US Revolving Loans in Section 2.06, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in Section 2.05(c) shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of US Revolving Loans required to be made pursuant to this Section 2.07.

SECTION 2.08. Competitive Bid Procedure.  (a)  Subject to the terms and conditions set forth herein, from time to time during the Availability Period the US Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the aggregate US Revolving Commitments.  To request Competitive Bids, the US Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the US Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected.  Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the US Borrower.  Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.05:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the maturity date of such Borrowing, which shall be no later than the Maturity Date; and

(vi) the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the US Borrower in response to a Competitive Bid Request.  Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing.  Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable.  Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the US Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the US Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid  and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the US Borrower may accept or reject any Competitive Bid.  The US Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, three

Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the US Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the US Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the US Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the US Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the US Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the US Borrower.  A notice given by the US Borrower pursuant to this paragraph shall be irrevocable.
(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the US Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.09. Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $50,000,000, so long as after giving effect thereto (i) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (ii) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the US Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  Each Swingline Loan shall be an ABR Loan; provided, that the US Borrower and the Swingline Lender may agree that the Swingline Loan shall bear interest at a fixed rate for a fixed interest period (any such Swingline Loan, a “Swingline Fixed Rate Loan”; and any such fixed interest period, a “Swingline Interest Period”).   The Swingline Lender shall make each Swingline Loan available to the US Borrower by means of a credit to the general deposit account of the US Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided, that unless a Default has occurred and is continuing, the Swingline Lender shall not make such a request in respect of any Swingline Fixed Rate Loan until the end of the Swingline Interest Period applicable thereto.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.

SECTION 2.10. Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the US Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000, (ii) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (iii) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the aggregate US Revolving Commitments.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such US Lender’s US Funding Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s US Funding Revolving Commitment Percentage of each LC Disbursement made in respect of a Letter of Credit by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason.  Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the US Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.06 or Section 2.09 that such payment be financed with a US ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting US ABR Revolving Borrowing or Swingline Loan.  If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each US Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof and such US Lender’s US Funding Revolving Commitment Percentage thereof.  Promptly following receipt of such notice, each US Lender shall pay to the Administrative Agent its US Funding Revolving Commitment Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Lenders.  Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Lenders and the Issuing Bank as their interests may appear.  Any payment made by a US Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of US ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(ii) any amendment or waiver of or any consent to or departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii) the existence of any claim, setoff, defense or other right that the US Borrower, any other party guaranteeing, or otherwise obligated with, the US Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, so long as such draft or other document appears on its face to comply with the terms of such Letter of Credit; and

(vi)  any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders or the Administrative Agent or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the US Borrower’s obligations hereunder, so long as such act or omission to act or delay has not resulted from the gross negligence or willful misconduct of the Issuing Bank, the Lenders or the Administrative Agent.

Neither the Administrative Agent, the US Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank.  Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the US Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to US ABR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.08(e) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.07(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (i) or (j) of Article IX.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement and any other Loan Document.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in such cash collateral account and all cash and other investment property from time to time credited thereto, and all proceeds thereof.  Other than any interest earned on the investment of such deposit, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposit shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements in respect of Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the US Borrower under this Agreement and any other Loan Document.  If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within two Business Days after all Events of Default have been cured or waived.

ARTICLE III

THE MEXICAN CREDIT FACILITY

SECTION 3.01. Commitments.  Subject to the terms and conditions set forth herein, each Mexican Lender agrees to make Mexican Revolving Loans to the Mexican Borrowers from time to time during the Availability Period so long as after giving effect thereto (a) the aggregate principal amount of outstanding Mexican Revolving Loans does not exceed $100,000,000, (b) the Available Mexican Commitment of each Mexican Lender is greater than or equal to zero and (c) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Mexican Borrowers may borrow, prepay and reborrow Mexican Revolving Loans.

SECTION 3.02. Loans and Borrowings.  (a)  Each Mexican Revolving Loan shall be made as part of a Mexican Borrowing consisting of Mexican Revolving Loans made by the Mexican Lenders ratably in accordance with their respective Mexican Commitments.   The failure of any Mexican Lender to make any Mexican Revolving Loan required to be made by it shall not relieve any other Mexican Lender of its obligations hereunder; provided that the Mexican Commitments of the Mexican Lenders are several and no Mexican Lender shall be responsible for any other Mexican Lender’s failure to make Mexican Revolving Loans as required.

(b) Subject to Section 4.09, each Mexican Revolving Borrowing shall be comprised entirely of Eurodollar Loans.  Each Mexican Lender at its option may make any Mexican Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Mexican Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Mexican Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  There shall not at any time be more than a total of ten Mexican Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Mexican Borrowers shall not be entitled to request, or to elect to continue, any Mexican Borrowing having an Interest Period ending after the Maturity Date.

SECTION 3.03. Requests for Mexican Revolving Borrowings.  To request a Mexican Revolving Borrowing, the relevant Mexican Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a Mexican Revolving Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Mexican Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 3.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv) the location and number of the relevant Mexican Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no Interest Period is specified, then the relevant Mexican Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Mexican Lender of the details thereof and of the amount of such Mexican Lender’s Loan to be made as part of the requested Borrowing.

ARTICLE IV

TERMS APPLICABLE TO US CREDIT FACILITIES AND MEXICAN CREDIT FACILITY

SECTION 4.01. Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.09.  The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing or other funding that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or such other funding, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 4.02. Interest Elections.  (a)  Each US Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the US Borrower may elect to convert any of its Borrowings to a different Type or to continue any of such Borrowings and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Except as provided in Section 4.09, all Mexican Revolving Loans shall be Eurodollar Loans, and the relevant Mexican Borrower may elect Interest Periods in respect thereof as provided in this Section.  Each Borrower may elect different options with respect to different portions of its respective affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.02 or Section 2.06 if the US Borrower, or Section 3.03 if a Mexican Borrower, as the case may be, were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make the proposed conversion or continuance) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02, Section 2.06 and Section 3.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of US Borrowings, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the US Borrower fails to deliver a timely Interest Election Request with respect to a US Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  If any Mexican Borrower fails to deliver a timely Interest Election Request with respect to a Mexican Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Revolving Borrowing with an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding US Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each US Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 4.03. Termination and Reduction of Revolving Commitments.  (a)  Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b) (i)  The US Borrower may at any time terminate, or from time to time reduce, the US Revolving Commitments; provided that (i) each reduction of the US Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the US Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available US Revolving Commitment or Available Mexican Commitment of any Lender would be less than zero.

(ii) The US Borrower may at any time terminate, or from time to time reduce, the Mexican Commitments; provided that (i) each reduction of the Mexican Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the Mexican Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available Mexican Commitment of any Mexican Lender would be less than zero.

(c) The US Borrower shall notify the Administrative Agent of any election to terminate or reduce the US Revolving Commitments or the Mexican Commitments, as the case may be, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the US Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the US Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the US Revolving Commitments or the Mexican Commitments, as the case may be, shall be permanent.

SECTION 4.04. Repayment of Loans; Evidence of Debt.  (a)  The US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Lender, the Tranche A Term Loans in accordance with Section 2.03, (ii) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each US Revolving Loan on the Maturity Date, (iii) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, (iv) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan (other than any Swingline Fixed Rate Loan) on the Maturity Date and (v) to the Swingline Lender, the then unpaid principal amount of each Swingline Fixed Rate Loan on the last day of the Swingline Interest Period applicable thereto.  Each Mexican Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Mexican Lender the then unpaid principal amount of each of its respective Mexican Revolving

Loans on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”).  In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

SECTION 4.05. Optional Prepayments of Loans.  (a)  Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the US Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.  Optional prepayments of the Tranche A Term Loans may not be reborrowed.

(b) The US Borrower or a Mexican Borrower, as the case may be, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the US Revolving Commitments or Mexican Commitments as contemplated by Section 4.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.03.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Partial prepayments of Tranche A Term Loans and Revolving Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Partial prepayments of Swingline Loans shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.  Prepayments shall be accompanied by accrued interest to the extent required by Section 4.08 and any amounts payable under Section 4.11 in connection with such prepayment.

SECTION 4.06. Mandatory Prepayments and Commitment Reductions.  (a)  If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three Business Days toward the prepayment of the Tranche A Term Loans as set forth in Section 4.06(b); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche A Term Loans as set forth in Section 4.06(b).

(b) Amounts to be applied in connection with prepayments made pursuant to Section 4.06 shall be applied to the prepayment of the Tranche A Term Loans in accordance with Section 4.13(a)(iii).  The application of any prepayment pursuant to Section 4.06 shall be made, first, to ABR Loans and, second, to Eurodollar Loans in a manner that minimizes amounts due under Section 4.11.  Each prepayment of the Loans under Section 4.06 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

SECTION 4.07. Fees.  (a)  The US Borrower agrees to pay to the Administrative Agent a facility fee for the account of each US Lender, which shall accrue at the Applicable Rate on the daily amount of the US Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its US Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its US Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the US Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the US Revolving Commitments terminate shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The US Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit issued for the US Borrower’s account, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure in respect of Letters of Credit issued for the US Borrower’s account (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 4.08. Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan other than a Swingline Fixed Rate Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan or a Eurodollar Tranche A Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

(d) Each Swingline Fixed Rate Loan shall bear interest during the Swingline Interest Period applicable thereto at the fixed rate agreed upon by the US Borrower and the Swingline Lender pursuant to Section 2.09(b); provided that, from and after the last day of such Swingline Interest Period (if such Swingline Fixed Rate Loan is not repaid on such date), and from and after the date of any notice by the Swingline Lender with respect to such Swingline Fixed Rate Loan pursuant to the proviso to the first sentence of Section 2.09(c), such Swingline Fixed Rate Loan shall constitute an ABR Loan bearing interest in accordance with Section 4.08(a) or Section 4.08(e), as applicable.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Revolving Commitments.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 4.09. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the relevant Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be revoked, (ii) if any Borrowing Request requests a US Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) any request for a Mexican Eurodollar Borrowing shall be revoked and (iv) any request by the US Borrower for a Eurodollar Competitive Borrowing shall be revoked; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the US Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 4.10. Increased Costs.  (a)  If any Change in Law shall:

(i) subject any Lender to any tax of any kind whatsoever (other than taxes to which the Lender or is subject to as of the date hereof) with respect to this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, or change the basis of taxation of payments to such Lender in respect thereto (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the US Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the US Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error.  The US Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the US Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 4.11. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto, or of a Swingline Fixed Rate Loan other than on the last day of the Swingline Interest Period applicable thereto (including, in each case, as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.06, Section 3.03 or Section 4.02(b) and is revoked in accordance with Section 4.09(b) or is permitted to be revocable under Section 4.05(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 4.14, then, in any such event, the Borrower in respect of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 4.12. Taxes.  (a)  Any and all payments made by each Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (i) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document or (ii) having a representative office or a subsidiary in Mexico, provided that any such representative office or subsidiary is not the lending office).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or any other Loan Document; provided, however, that no such additional amounts shall be payable in respect of any taxes imposed by reason of the Administrative Agent or any Lender’s failure to comply with Section 4.12(c) or (d), in excess of the additional amounts that would have been payable had the Administrative Agent or any Lender complied with such Section.  Whenever any such Non-Excluded Taxes or Other Taxes are payable by any Borrower, thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, the original official report or return, or a certified copy thereof, received by such Borrower showing payment thereof.  If any Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure.

(b) In addition, the US Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) No Mexican Borrower shall be obligated to pay the Administrative Agent or any Lender any amounts described in Section 4.12(a) in respect of Non-Excluded Taxes or Other Taxes that would not have been imposed but for the failure of the Administrative Agent or such Lender:  (I) to use its reasonable commercial efforts (consistent with legal and regulatory restrictions) to (i) maintain its registration with the Mexican Ministry of Finance and Public Credit as a foreign financial institution or bank for purposes of and in conformity with Article 195-I of the Mexican Income Tax Law, the rules thereunder and any administrative regulations (resoluciones misceláneas) thereunder, (ii) maintain its status as a resident (or its principal office to remain as a resident, if acting through an office or a branch thereof) for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation and (iii) comply with the requirements provided in such tax treaty to apply a reduced withholding tax rate on interest or (II) following a reasonable request of the Mexican Borrowers upon 30 days’ written notice (unless a lesser period is reasonable under the circumstances), to (x) provide a letter specifying that such Lender is the effective beneficiary of interest hereunder and under any Note held by such Lender as set forth in, and for so long as it is requested under, the Mexican Income Tax Law or in the applicable double taxation treaty to which Mexico is a party and which is in effect or any equivalent administrative regulations (resoluciones misceláneas) in effect thereafter while this Agreement shall remain in full force and effect and (y) complete and file with the appropriate Governmental Authority, such forms, certificates or documents (collectively, “Forms”) prescribed by law, rule or regulation enacted or issued by Mexico, or required under the applicable double taxation treaty to which Mexico is a party and which is in effect, that are necessary to avoid or reduce such Non-Excluded Taxes or Other Taxes pursuant to provisions of any law, rule or regulation enacted or issued by Mexico, or a double taxation treaty to which Mexico is a party and which is in effect (provided, that (A) such Lender or the Administrative Agent shall be under no obligation to provide any information of any nature (including the information specified above) to the Mexican Borrowers which such Lender or the Administrative Agent deems, in such Lender’s or the Administrative Agent’s judgment, to be confidential or the disclosure of which is not permitted by law, (B) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms and (C) the completion, execution and delivery of such Forms will not result, in the good faith, reasonable determination of such Lender or the Administrative Agent, in the imposition on such Lender or the Administrative Agent of (1) any additional material legal or regulatory burden or (2) any additional material out-of-pocket costs or (3) any other material adverse consequences).  If the registration set forth in subparagraph (c)(I)(i) above is canceled or not renewed upon expiration during the term of this Agreement, or if any Lender or beneficial owner of a Note fails to provide the Forms or the letter mentioned in subparagraph (c)(II)(x) above (other than as excepted in the prior proviso), or any Lender (but not an office or branch thereof through which such Lender may be acting) is no longer a resident for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation or due to its own action no longer complies with the requirements set forth in such tax treaty to apply a reduced Mexican withholding tax on interest, the Mexican Borrowers may terminate the Mexican Commitment of such Lender and prepay the then outstanding Loans of the affected Lender, together with accrued interest thereon, additional amounts payable in respect thereto and any other amounts payable hereunder.

(d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.  Unless prejudicial to such Mexican Lender, each Mexican Lender agrees that it shall file an application for renewal of its registration with the Ministry of Finance and Public Credit under Article 195-I of the Mexican Income Tax Law, the rules thereunder and/or any administrative regulations (resoluciones misceláneas) thereunder.

(e) If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes paid by any Borrower, (a “Tax Refund”), which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such Tax Refund to such Borrower net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund; provided, however, that such Borrower agrees to promptly return such Tax Refund to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such Tax Refund.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

SECTION 4.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  (i)  Except as provided in Section 2.07, each Borrowing by the US Borrower from the US Lenders hereunder shall be made pro rata according to the respective US Funding Revolving Commitment Percentages or Tranche A Term Percentages, as the case may be, of the US Lenders in effect on the date of such borrowing.  Any reduction of the US Revolving Commitments of the US Lenders shall be allocated by the Administrative Agent among the US Lenders pro rata according to the US Revolving Commitment Percentages of the US Lenders.

(ii) Except as provided in Section 2.07, each payment (other than any optional prepayment) by the US Borrower on account of principal of or interest on the US Revolving Loans or the Competitive Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each US Lender.  Each optional prepayment by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

(iii) Each payment (including each prepayment) by the US Borrower on account of principal of and interest on the Tranche A Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans then held by the Tranche A Term Lenders.  The amount of each principal prepayment of the Tranche A Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans in direct order of maturity.  Amounts prepaid on account of the Tranche A Term Loans may not be reborrowed.

(iv) Each borrowing of Mexican Revolving Loans by any Mexican Borrower from the Mexican Lenders hereunder shall be made, and any reduction of the Mexican Commitments shall be allocated by the Administrative Agent, pro rata according to the Mexican Commitment Percentages of the Mexican Lenders.

(v) Each payment (including each prepayment) by any Mexican Borrower on account of principal of and interest on Mexican Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Mexican Loans then due and owing by such Borrower to each Mexican Lender.

(b) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.10, Section 4.11 or Section 4.12, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 4.10, Section 4.11, Section 4.12 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.09(c), Section 2.10(d) or (e) or Section 4.01(b), then the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the relevant Borrower.

SECTION 4.14. Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement or any other Loan Document (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent or consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.12, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Organization; Powers.  Each Borrower and each of its respective Subsidiaries is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.02. Authorization; Enforceability.  (a)  The Transactions to be consummated by each Borrower are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  Each Loan Document has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of the US Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) routine renewals of existing licenses and permits of the US Borrower and its Subsidiaries in the ordinary course of business and (iii) such filings as may be required under federal and state securities laws for purposes of disclosure, (b) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries other than the Liens created by the Security Documents.

SECTION 5.04. Financial Condition; No Material Adverse Change(a) .  (a)   The statement of consolidated financial condition of the US Borrower and its Subsidiaries as at October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for such fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for such fiscal year then ended.

(b) The unaudited statement of consolidated financial condition of the US Borrower and its Subsidiaries as at April 30, 2005 and the related unaudited statements of consolidated income and retained earnings and consolidated cash flow for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for the six-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(c) All the financial statements referred to in clauses (a) and (b) of this Section 5.04, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

(d) The US Borrower and its Subsidiaries do not have, at the date hereof, any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the financial statements referred to in this Section.

(e) Since October 31, 2004, there has been no material adverse change in the business, assets, property or financial condition of the US Borrower and its Subsidiaries, taken as a whole.

SECTION 5.05. Litigation.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries (a) which could reasonably be expected to result in an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve this Agreement, the Loan Documents or the Transactions.

SECTION 5.06. Compliance with Laws and Agreements.  Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 5.07. Investment and Holding Company Status.  None of the Borrowers is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 5.08. Taxes.  Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Subsidiaries.  As of the Effective Date, Schedule 5.10 sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by any Borrower.

SECTION 5.11. Ownership of Property; Liens.  The US Borrower has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, a valid leasehold interest in or other rights to use, all of its other property (other than immaterial assets), and none of such property is subject to any Lien except as permitted by Section 8.03.

SECTION 5.12. Use of Proceeds.  The proceeds of the Loans and the Letters of Credit shall be used (a) to repay any amounts outstanding under the Existing Credit Agreement and (b)  for general corporate purposes.

SECTION 5.13. Foreign Exchange Regulations; Immunity; Enforcement.  (a)  Under the laws of Mexico, with respect to the execution, delivery and performance of this Agreement or any Note issued hereunder, each of the Mexican Borrowers and its respective Subsidiaries is subject to private commercial law and to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process that may be brought in the courts of Mexico (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(b) It is not necessary, in order to ensure the legality, validity, enforceability or admissibility into evidence in Mexico of this Agreement or any Note issued hereunder, that any such document be filed, recorded or enrolled with any Governmental Authority, or that this Agreement or any Note issued hereunder be stamped with any stamp, registration or similar transaction tax, except that in order for this Agreement or any Note issued hereunder to be admissible in evidence in legal proceedings in a court in Mexico, such documents would have to be translated into the Spanish language by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

SECTION 5.14. Disclosure.  (a)  Each Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.15. Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to Section 12.21 of this Agreement and the other Liens permitted to exist on the Blocked Account by the terms of this Agreement, the US Borrower owns the Blocked Account free and clear of any and all Liens or claims of others.

SECTION 5.16. Perfected First Priority Lien.  The security interest granted pursuant to Section 12.21 of this Agreement (a) upon execution of the Blocked Account Agreement will constitute a valid perfected security interest in the Blocked Account in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the US Obligations, enforceable against all creditors of the US Borrower and (b) is prior to all other Liens on the Blocked Account except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Blocked Account by operation of law.

ARTICLE VI

CONDITIONS

SECTION 6.01. Effective Date.  This Agreement shall become effective upon the execution and delivery hereof by all parties hereto. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the Security Agreement and the Blocked Account Agreement, as applicable, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement, the Security Agreement and the Blocked Account Agreement, as applicable.

(b) The Administrative Agent shall have received an executed copy of the Parents’ Side Agreement and the Parent Guarantee, duly executed and delivered by the parties thereto, which shall be in full force and effect on the Effective Date.

(c) The Administrative Agent shall have received a copy of the Master Intercompany Agreement, as in effect on the Effective Date.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Kirkland & Ellis LLP, New York counsel for the Borrowers, substantially in the form of Exhibit B-1, (ii) Kristin L. Moran, General Counsel of the US Borrower, substantially in the form of Exhibit B-2 and (iii) Gamboa, Aguilar y Loera, Mexican counsel for the Borrowers, substantially in the form of Exhibit B-3, and, in each case, covering such matters relating to the Borrowers, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(e) The Administrative Agent shall have received a certificate of each Borrower, dated the Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions including, in the case of each Mexican Borrower, notarized powers of attorney, certified by a notary public, evidencing authority to, among other things, execute negotiable instruments), of the Board of Directors (or other similar governing body) of each Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of each Borrower executing this Agreement and any Notes issued hereunder and (iii) the certificate of incorporation and by-laws, in the case of the US Borrower, and the estatutos sociales (certified by a notary public), in the case of each Mexican Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of such Borrower.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the US Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 6.02.

(g) The Lenders shall have received (i) audited consolidated financial statements of the US Borrower for the fiscal year ended October 31, 2004 and (ii) unaudited consolidated financial statements of the US Borrower for the quarterly period ended April 30, 2005, and such financial statements shall not, in the reasonable judgment of the Required Lenders, reflect any material adverse change in the consolidated financial condition of the US Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum supplied to the Lenders, dated May, 2005.

(h) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i) The Administrative Agent shall have received evidence that the US Borrower has agreed to act as agent for service of process in New York, New York on behalf of each Mexican Borrower under this Agreement (together with a notarized power of attorney to that effect).

(j) The Administrative Agent shall have received a Borrowing Request from the US Borrower, requesting a US Revolving Borrowing and a Tranche A Term Borrowing to be made on the Effective Date and in an amount, together with available cash of the US Borrower, sufficient to repay all outstanding amounts due under the Existing Credit Agreement.

(k) Approvals.  All governmental and third party approvals necessary in connection with the continuing operations of the Borrowers and their respective Subsidiaries and the Transactions shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions.

(l) Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the US jurisdictions where assets of the US Borrower are located, and such search shall reveal no liens on any of the assets of the US Borrower except for liens permitted by Section 8.03 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(m) Pledged Stock; Stock Powers; Pledged Notes.  To the extent not previously delivered, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(n) Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.03 which have priority), shall be in proper form for filing, registration or recordation.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 6.02. Each Borrowing Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver) of the following conditions:

(a) The representations and warranties of the Borrowers, the Parent and International set forth in this Agreement (except for, other than in the case of the Loans made on the Effective Date, the representations and warranties set forth in Section 5.04(e) and Section 5.14(a)) and any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Cash Balance of the US Borrower and its Subsidiaries as of such date (after giving effect to such extension of credit, the application of proceeds of such Borrowing and the use of cash on hand) shall not exceed $50,000,000.  If the Cash Balance exceeds $50,000,000, the US Borrower shall have caused all excess amounts to be deposited into the Blocked Account to be held as security for the US Obligations in accordance with the terms hereof and of the Blocked Account Agreement.

(d) In the case of any Borrowing by a Mexican Borrower, the Parent Guarantee and the Guarantee contained in Article XI shall be in full force and effect and neither the Parent, nor the US Borrower nor any Affiliate thereof shall have asserted that either such Guarantee is not in full force and effect.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Borrower on the date thereof as to the matters specified in this Section 6.02.

SECTION 6.03. Concurrent Condition for Initial Borrowing.  Immediately upon the satisfaction (or waiver) of all conditions specified in Section 6.01 and Section 6.02, the US Borrower shall repay all outstanding amounts due under the Existing Credit Agreement and shall deliver evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Existing Credit Agreement shall have been terminated on the Effective Date and all obligations thereunder satisfied in full.

SECTION 6.04. Post-Closing Conditions.  Notwithstanding anything to the contrary set forth herein or in any other Loan Document, no later than 10 Business Days after the Effective Date, the US Borrower will deliver to the Administrative Agent (i) a stock certificate representing 999 shares of Class I stock of Servicios Corporativos NFC, S.A. de C.V., together with an undated stock power for such certificate executed in blank by a duly authorized officer of the US Borrower, (ii) a stock certificate representing 28,512 shares of Class II stock of Servicios Corporativos NFC, S.A. de C.V., together with an undated stock power for such certificate executed in blank by a duly authorized officer of the US Borrower, (iii) the Navistar Financial 2000-B Owner Trust Certificate, (iv) the Navistar Financial 2004-B Owner Trust Certificate, (v) International Truck Leasing Corp. Revolving Note and (vi) the legal opinion from the Parent’s in-house counsel addressing matters reasonably requested by the Administrative Agent.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 7.01. Financial Statements and Other Information.  Each of the Borrowers and the Parent, as applicable, will furnish to the Administrative Agent, for prompt distribution to each Lender:

(a) (i)  within 90 days after the end of each fiscal year of each of the Parent and the US Borrower, its Form 10-K for such fiscal year, which shall include its audited consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied;

(ii) within 90 days after the end of each fiscal year of each Mexican Borrower, its audited statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of such Mexican Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied;

(b) (i)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the US Borrower, its Form 10-Q for such fiscal quarter, which shall include its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its respective Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with the delivery of the financial statements under clause (a) above, a certificate of Deloitte & Touche or other independent public accountants of recognized national standing stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 8.01, except as specified in such certificate;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the US Borrower, substantially in the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.01(a) and (b) and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiaries, or compliance with the terms of this

Agreement, as the Administrative Agent or any Lender may reasonably request; and

(f) (i) within 55 days after the end of the second fiscal quarter of each fiscal year of the US Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and (ii) within 100 days after the end of the fourth fiscal quarter of each fiscal year of the US Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and for the fiscal year then ended and, in the case of the reports delivered pursuant to subclauses (i) and (ii) of this clause (f), comparative information relating to the corresponding portion or portions of the previous fiscal year, all substantially in the same form and scope (except for the periods covered) as set forth on Exhibit D hereto.

SECTION 7.02. Notices of Material Events.  The US Borrower (or each Mexican Borrower, in the case of paragraph (b) below) will furnish to the Administrative Agent, for prompt distribution to each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) any changes in taxes, duties or other charges of Mexico or any political subdivision or taxing authority thereof or any change in any laws of Mexico that may affect the amount or timing of receipt of any payment due under this Agreement or any Notes issued hereunder;

(c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower, any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 7.03. Existence; Conduct of Business.  Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.04.

SECTION 7.04. Payment of Obligations.  Each Borrower will, and will cause each of its respective Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall impose an obligation on any Borrower to cause a Securitization Subsidiary to repay any Indebtedness or to repay any Indebtedness of any Securitization Subsidiary.

SECTION 7.05. Maintenance of Properties; Insurance.  Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 7.06. Books and Records; Inspection Rights.  Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 7.07. Compliance with Laws and Material Contractual Obligations.  Each Borrower will, and will cause each of its respective Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all laws, rules and regulations relating to INFONAVIT and SAR)  and (b) all material obligations under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries, in each case except where (i) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 7.08. Intercompany Agreements.  (a)  The US Borrower will (i) perform all of its obligations under the Master Intercompany Agreement unless International shall have failed to make any payment payable by it to the US Borrower under the Master Intercompany Agreement or the Tax Allocation Agreement; (ii) enforce the Master Intercompany Agreement against International in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof if such cancellation or termination is materially adverse to the US Borrower, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement which is materially adverse to the US Borrower; provided that the Master Intercompany agreement may be modified to modify, amend or eliminate

Section II.A of the Master Intercompany Agreement insofar as such Section requires International to offer to sell to the US Borrower, or requires the US Borrower to purchase, “Wholesale Contracts” (as such term is defined in the Master Intercompany Agreement).

(b) The US Borrower will (i) enforce the Tax Allocation Agreement against International in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement which amends or modifies the provisions of the Amendment to Tax Allocation Agreement and Acknowledgement dated as of April 26, 1993 among the US Borrower, International and TRIP or is in any manner adverse to the US Borrower or to the US Borrower and its Subsidiaries taken as a whole.

(c) The US Borrower will (i) enforce each Intercompany Loan Agreement against the Subsidiary of the US Borrower that is a party thereto in accordance with its terms; (ii) cause each of its Subsidiaries to pay promptly all accounts payable from time to time owing by such Subsidiary to the US Borrower (including without limitation amounts payable from time to time by such Subsidiary to the US Borrower under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement without the consent of the Required Lenders (other than the cancellation or termination of any Intercompany Loan Agreement resulting from the termination of the Qualified Securitization Transaction to which such Intercompany Loan Agreement relates and the repayment of all amounts outstanding under such Intercompany Loan Agreement); (iv) not agree to any amendment, waiver or modification of any provision of any Intercompany Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by any Subsidiary of the US Borrower to the US Borrower under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder, (3) further subordinating the US Borrower’s right to payment thereunder to the rights of any other creditors, (4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by the US Borrower to International under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to the US Borrower; and (v) deliver to the Administrative Agent, promptly upon receipt thereof, a copy of each certificate, notice, instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement.

SECTION 7.09. Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 7.10. Additional Collateral, etc.  The US Borrower will comply with all provisions in the Security Documents with respect to property acquired after the Effective Date.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 8.01. Financial Covenants.  (a)  The US Borrower will not permit the Consolidated Leverage Ratio to exceed 6.00 to 1.00 as of the last Business Day of each calendar month.

(b) The US Borrower will not permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 1.25 to 1.00.

SECTION 8.02. Indebtedness.  The US Borrower will not, and will not permit any of its Subsidiaries to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of the US Borrower pursuant to any Loan Document;

(b) (i) Indebtedness of the US Borrower to any of its Subsidiaries, (ii) Indebtedness for Borrowed Money of the US Borrower to any Mexican Borrower (iii) Indebtedness of any Subsidiary of the US Borrower to the US Borrower or any other Subsidiary of the US Borrower or (iv) Indebtedness for Borrowed Money of any Subsidiary of the US Borrower to any Mexican Borrower;

(c) Guarantees and Indebtedness permitted by Section 8.05(a);

(d) Indebtedness outstanding on the date hereof and listed on Schedule 8.02 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.03(d) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) Subordinated Debt of the US Borrower;

(g) unsecured Indebtedness of the US Borrower in an aggregate principal amount not to exceed $250,000,000 at any time outstanding, less the aggregate principal amount of loans and advances made by the US Borrower and its Subsidiaries to any Mexican Borrower pursuant to Section 8.05(a)(iii) outstanding at such time;

(h) Indebtedness with respect to Hedging Agreements permitted by Section 8.05(b);

(i) Indebtedness incurred pursuant to Qualified Securitization Transactions;

(j) Indebtedness of any Person that becomes a Subsidiary after the date hereof that is outstanding on the date such Person becomes a Subsidiary; provided that (i) such Indebtedness is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the amount of such Indebtedness shall not be increased;

(k) Indebtedness assumed in connection with the acquisition of any asset or property; provided that (i) immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) the US Borrower will be in pro forma compliance with the covenants set forth in Section 8.01 after giving effect to such acquisition and the incurrence of such Indebtedness, (iii) such Indebtedness is not created in contemplation of or in connection with such acquisition and (iv) the amount of such Indebtedness shall not be increased; and

(l) Indebtedness incurred in the ordinary course of business to finance insurance premiums.

SECTION 8.03. Liens.  The US Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the US Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 8.03; provided that (i) such Lien shall not apply to any other property or asset of the US Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the US Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the US Borrower or such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the US Borrower or any of its Subsidiaries; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the US Borrower or such Subsidiary;

(e) any rights of set-off of financial institutions holding accounts of the US Borrower and its Subsidiaries;

(f) any Lien created pursuant to the Security Documents;

(g) any Lien on unearned insurance premiums securing Indebtedness permitted under Section 8.02(k); and

(h) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $10,000,000.

SECTION 8.04. Fundamental Changes.  (a)  The US Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than sales of Receivables, operating leases through its leasing Subsidiaries or interests therein in the ordinary course of business by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into any Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person (other than the US Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a direct or indirect Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the US Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.06.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, similar, supportive or ancillary thereto.

SECTION 8.05. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.  (a)  Other than in the ordinary course of business for a finance company, the US Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or Guarantee any obligations of , any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, “Investments”), except:

(i) Permitted Investments;

(ii) Investments by the US Borrower in the capital stock of its Subsidiaries;

(iii) loans or advances made by the US Borrower to any Subsidiary or any Mexican Borrower and made by any Subsidiary to the US Borrower, any Mexican Borrower or any other Subsidiary; provided that the aggregate principal amount of loans and advances made by the US Borrower and its Subsidiaries to the Mexican Borrowers together with the aggregate principal amount of Indebtedness permitted to be incurred pursuant to Section 8.02(g), shall not exceed $250,000,000 at any time outstanding;

(iv) loans and advances to employees of any Borrower or its Subsidiaries in the ordinary course of business (including for travel and relocation expenses);

(v) loans made by the US Borrower to International in an amount not to exceed $50,000,000 at any one time outstanding;

(vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(vii) the US Borrower and its Subsidiaries may acquire a Controlling interest in an entity, or any assets constituting a business unit of a Person, that engages in a business similar to the business of the type conducted by the US Borrower and its Subsidiaries so long as, after giving pro forma effect thereto, the US Borrower is in compliance with Section 8.01(a) and (b);

(viii) Investments made in connection with Qualified Securitization Transactions;

(ix) Investments set forth on Schedule 8.05;

(x) the Guarantee by the US Borrower contained in Article XI and other Guarantee obligations of the US Borrower incurred in accordance with Section 8.02;

(xi) Guarantees by any Subsidiary, so long as such guarantor simultaneously delivers to the Administrative Agent a Guarantee, in form and substance reasonably satisfactory to the Administrative Agent and on terms no less favorable than the terms in such original Guarantee entered into by such Subsidiary, for the benefit of the Administrative Agent, on behalf of the Lenders;

(xii) in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount (valued at cost) not to exceed $20,000,000 during the term of this Agreement; and

(xiii) Investments (including debt obligations and equity) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the US Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities or as otherwise required by any Qualified Securitization Transaction.

SECTION 8.06. Restricted Payments.  The US Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may make Restricted Payments to the US Borrower, (b) the US Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the US Borrower and its Subsidiaries and (c)  so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, the US Borrower may make Restricted Payments to International provided that the aggregate amount of such Restricted Payments made while this Agreement is in effect shall not exceed the sum of (i) $200,000,000, (ii) 100% of cumulative positive consolidated net income of the US Borrower since November 1, 2004 through the period prior to the date of such payment, and (iii) the aggregate net cash proceeds of sales of non-core assets of the US Borrower and its Subsidiaries received by the US Borrower and its Subsidiaries after the Effective Date through the period prior to the date of such payment, to the extent not reinvested or used to prepay the Loans in accordance with the terms hereof.

SECTION 8.07. Transactions with Affiliates.  The US Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms not less favorable to the US Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the US Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 8.06, (d) in connection with any Qualified Securitization Transaction (e) any Indebtedness or Guarantees permitted by Section 8.02, (f) any Investment permitted by Section 8.05 and (g) in connection with the Master Intercompany Agreement, the Tax Allocation Agreement and any Intercompany Loan Agreement.

SECTION 8.08. Negative Pledge.  The US Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the US Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the US Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the US Borrower or any other Subsidiary or to Guarantee Indebtedness of the US Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to Qualified Securitization Transactions, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and (vii) clause (a) above shall not apply to restrictions and conditions that require that other Indebtedness be secured equally and ratably with Indebtedness under this Agreement; and provided, further, that so long as any Event of Default shall be continuing, neither the US Borrower nor any of its Subsidiaries shall assume or incur any Indebtedness that is subject to a provision requiring such Indebtedness to be secured equally and ratably with, or prior to, the Indebtedness hereunder.

SECTION 8.09. Prepayments of Subordinated Debt.  The US Borrower will not, and will not permit any of its Subsidiaries to, prepay, purchase or otherwise retire any of the Subordinated Debt prior to the stated maturity thereof unless at the time of such prepayment, purchase or retirement or, in the case of any Subordinated Debt of the US Borrower issued pursuant to an indenture, at the time notice of redemption is given to the holders thereof pursuant to the terms thereof, (a)(i) the US Borrower has at least two of the following ratings for its Index Debt: (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody’s and (C) BBB- or higher by Duff & Phelps Credit Rating Co. or (ii) after giving effect to such prepayment, purchase or retirement, the sum of (A) the aggregate amount of all outstanding preferred stock of the US Borrower and (B) the aggregate principal amount of all outstanding Subordinated Debt, is at least equal to $100,000,000 and (b) no Default has occurred and is continuing or would result from such prepayment, purchase or retirement.

SECTION 8.10. Serviced Wholesale Portfolio Quality.  The US Borrower will not permit:

(a) Past Due Serviced Wholesale Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of the Effective Date), expressed as a percentage of Serviced Wholesale Notes (Three-Month Total) at the end of such month, to exceed 5%; or

(b) net losses of the US Borrower (determined on the basis of the US Borrower’s normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive fiscal quarters to exceed 0.5% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (b) of this Section, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the statistics as to “Percent net losses (recoveries) to liquidations” for “Wholesale notes” included under “Five Year Summary of Financial and Operating Data” in the 2004 Annual Report.

SECTION 8.11. Serviced Retail Portfolio Quality.  The US Borrower will not permit:

(a) Past Due Serviced Retail Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of the Effective Date), expressed as a percentage of Serviced Retail Notes (Three-Month Total) at the end of such month, to exceed 3%; or

(b) the Combined Retail Losses to Liquidations Ratio to exceed 6% at any time.

For purposes of clause (b) of this Section:

(i) “Combined Retail Losses to Liquidations Ratio” means, as of any date, the ratio (expressed as a percentage) of (A) the sum of (1) Net Losses on Serviced Retail Notes for the period of twelve consecutive months ending on the last day of the then most recently ended month, plus (2) the net losses of International (determined on the basis of International’s normal practice) on Serviced Retail Notes for such period to (B) Serviced Retail Liquidations for such period;

(ii) “Net Losses on Serviced Retail Notes” means, for any period, the net credit losses of the US Borrower (determined on the basis of the US Borrower’s normal practice with the benefit of rights of recourse to International and dealers and other obligors and to reserves the US Borrower maintains with regard to dealers) on Serviced Retail Notes for such period; and

(iii) “Serviced Retail Liquidations” means liquidations determined on the same basis as in the supplementary financial data included in the 2004 Annual Report.

SECTION 8.12. Sales and Leasebacks.  The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the US Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by, the US Borrower or any of its Subsidiaries, as applicable, to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of, the US Borrower or any of its Subsidiaries, as applicable, except in connection with Qualified Securitization Transactions.

SECTION 8.13. Changes in Fiscal Periods.  The US Borrower will not permit its fiscal year to end on a day other than October 31 or change its method of determining fiscal quarters.

ARTICLE IX

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the US Borrower or any of their respective Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any such other Loan Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made (for the avoidance of doubt, the representations and warranties set forth in Section 5.04(d) and Section 5.14(a) are made or deemed made solely on and as of the Effective Date) and, if the consequences of such representation or warranty being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 10 Business Days after the Parent, the US Borrower or its respective Subsidiary becomes aware or is advised that such representation or warranty was incorrect in any material respect;

(d) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03, or 7.09, or in Article VIII;

(e) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower;

(f) at any time when any Mexican Obligations are outstanding, the Parent Guarantee or the Guarantee contained in Article XI hereunder shall cease, for any reason, to be in full force and effect or the Parent, the US Borrower or any Affiliate of the Parent or the US Borrower shall so assert and such matter shall continue unremedied for a period of 10 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Parent or the US Borrower, as applicable;

(g) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(h) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) solely in the case of the US Borrower, enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, concurso mercantil, quiebra or other relief in respect of the Parent, International, any Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Parent, International, any Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, concurso mercantil, quiebra or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Parent, International, any Borrower or any of its Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the US Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the US Borrower or any of its Subsidiaries to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

(o) International or the Parent shall fail to observe or perform any of its obligations contained in the Parents’ Side Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower, International and the Parent by the

Administrative Agent at the request of any Lender, or the Parents’ Side Agreement shall fail, at any time and for any reason, to be in full force and effect or International or the Parent shall so assert in writing;
(p) International shall (i) cancel or terminate the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof, (ii) fail to make any payment payable by it to the US Borrower under the Master Intercompany Agreement, the Tax Allocation Agreement, or otherwise, within ten Business Days after such payment is due or (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower and International by the Administrative Agent at the request of any Lender;

(q) either the Parent or International shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Indebtedness for Borrowed Money which exceeds $50,000,000 in aggregate principal or face amount; or

(r) any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than the Parent or International, as the case may be, to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity;

then, and in every such event relating to the US Borrower or its Subsidiaries, the Parent or International (other than an event described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; in the case of any event with respect to the US Borrower or its Subsidiaries (other than the Securitization Subsidiaries), the Parent or International described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any such event relating to any Mexican Borrower, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, terminate the Commitments with respect to such Mexican Borrower and declare the Loans of such Mexican Borrower then outstanding to be due and payable in whole or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable.

ARTICLE X

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the relevant Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the US Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE XI

GUARANTEE

SECTION 11.01. Guarantee.  To induce the Lenders to execute and deliver this Agreement and to make Mexican Loans, and in consideration thereof, the US Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety, to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations, and the US Borrower further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Mexican Obligations and/or enforcing any rights under this Article XI or under the Mexican Obligations in accordance with this Article XI.  The guarantee contained in this Article XI shall remain in full force and effect until the Mexican Obligations are paid in full.  Anything herein to the contrary notwithstanding, the maximum liability of the US Borrower under this Article XI shall in no event exceed the amount which can be guaranteed by the US Borrower under applicable federal and state laws relating to the insolvency of debtors.

SECTION 11.02. Waiver of Subrogation.  Notwithstanding any payment or payments made by the US Borrower in respect of the Mexican Obligations or any setoff or application of funds of the US Borrower by the Administrative Agent or any Lender, until payment in full of the Mexican Obligations, the US Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the US Borrower seek any reimbursement from any Mexican Borrower in respect of payments made by the US Borrower hereunder.

SECTION 11.03. Modification of Mexican Obligations.  The US Borrower hereby consents that, without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower (except as otherwise provided in this Agreement), (a) any demand for payment of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and the Mexican Obligations continued, (b) the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders may deem advisable from time to time, and (d) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Lender, for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release.  The Administrative Agent and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Mexican Obligations.  When making any demand hereunder against the US Borrower, the Administrative Agent or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve the US Borrower of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or the Lenders against the US Borrower.  For the purposes of this Section 11.03

“demand” shall include the commencement and continuance of any legal proceedings.

SECTION 11.04. Waiver by the US Borrower.  The US Borrower waives the benefits of any and all notice of the creation, renewal, extension or accrual of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or the Lenders upon the guarantee contained in this Article XI or acceptance of the guarantee contained in this Article XI, and the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article XI, and all dealings between the US Borrower and the Administrative Agent or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XI.  The US Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Mexican Borrower or the US Borrower with respect to any relevant Mexican Obligations.  This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement or the Mexican Obligations, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Mexican Borrower or the US Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Mexican Borrower for any of the Mexican Obligations, or of the US Borrower under the guarantee contained in this Article XI in bankruptcy or in any other instance, and the obligations and liabilities of the US Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender or any other Person at any time of any right or remedy against the relevant Mexican Borrower or against any other Person which may be or become liable in respect of any Mexican Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  The guarantee contained in this Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Borrower and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Mexican Obligations shall have been satisfied in full, notwithstanding that from time to time during the term of this Agreement the Mexican Borrowers may be free from any Mexican Obligations.

SECTION 11.05. Reinstatement.  This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or any Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor, síndico or conservator of, or trustee or similar officer for, the US Borrower, any Mexican Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, the Issuing Bank and the Swingline Lender, and as set forth its Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

(i) if to the Borrowers:	Navistar Financial Corporation 425 N. Martingale Road Schaumburg, IL 60173 Attention: Treasurer Telecopy: 630-753-4090

Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objeto Limitado
Ejército Nacional 904-11◦ piso
Palmas Polanco
11510 México, D.F.
Mexico
Telephone: (525) 262-6260
Fax: (525) 395-6452
Attention: General Director

Arrendadora Financiera Navistar, S.A. de
C.V., Organizacion Auxiliar del Credito
Ejército Nacional 904-11◦ piso
Palmas Polanco
11510 México, D.F.
Mexico
Telephone: (525) 262-6260
Fax: (525) 395-6452
Attention: General Director

Navistar Comercial, S.A. de C.V.,
Ejército Nacional 904-11◦ piso
Palmas Polanco
11510 México, D. F.
Mexico
Telephone: (525) 262-6260
Fax: (525) 395-6452
Attention: General Director

(ii) if to the Administrative Agent:	JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002-6925 Attention: Loan and Agency Services Telecopy: 713-750-2938
(iii) if to the Issuing Bank:	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attention: Loan and Agency Services Telecopy: 212-552-5650
(iv) if to the Swingline Lender:	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attention: Loan and Agency Services Telecopy: 212-552-5650

(b) The Administrative Agent and the Lenders are authorized to rely on instructions received by telephone from persons they believe in good faith to be authorized to give such instructions hereunder.  Neither the Administrative Agent nor any Lender shall incur any liability to any Borrower or any other person as a result of any act or omission by it in accordance with such instructions.

SECTION 12.02. Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement, any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such

Lender, (ii) forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.13(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders”  or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility (vii) release the US Borrower from its Guarantee obligations set forth in Article XI or the Parent from its obligations under the Parent Guarantee, or modify Section 12.19 in a manner adverse to the Lenders, in each case without the written consent of the Supermajority Lenders, (viii) if the Liens granted pursuant to the Security Documents shall be in effect, release all or substantially all of the assets of the US Borrower subject to such Liens (other than as permitted under Section 12.19), without the written consent of each Lender; or (ix)  amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

SECTION 12.03. Expenses; Indemnity; Damage Waiver.  (a)  Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP and Ritch, Heather y Mueller, S.C., in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) Each Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii)  any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s US Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Borrower shall indemnify any Person for any claim whatsoever against any Securitization Subsidiary.

SECTION 12.04. Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Commitment and the US Loans at the time owing to it or, if applicable, all or a portion of its Mexican Commitment and the Mexican Loans at the time owing to it, which assignments may be made on a non pro rata basis); provided that (i) each Borrower (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below) and except when a payment or bankruptcy Event of Default has occurred and is continuing), the Administrative Agent (except in the case of an assignment of a Tranche A Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund), and, in the case of an assignment of all or a portion of a US Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, if any US Lender assigns a part of its rights and obligations under this Agreement in respect of its US Revolving Loans and/or US Revolving Commitment to an assignee, such US Lender shall assign proportionate interests in (A) its participations in the Letters of Credit and other rights and obligations hereunder in respect of the Letters of Credit, (B) its participations in the Swingline Loans and other rights and obligations hereunder in respect of the Swingline Loans and (C) its Mexican Revolving Loans and Mexican Commitment to such assignee (provided, that with the consent of the US Borrower and the Administrative Agent, a US Lender may assign portions of its US Revolving Commitment without assigning a proportionate share of its Mexican Commitment if either (x) such proportionate share of such Mexican Commitment shall be assumed by another Lender or (y) if the US Borrower so agrees, such proportionate share of such Mexican Commitment shall be terminated), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 (or, in the case of the Tranche A Term Loans, $1,000,000) unless each Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that clause (iv) shall not apply to rights in respect of outstanding Competitive Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 4.10, Section 4.11, Section 4.12 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

For the purposes of this Section 12.04, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 4.10, Section 4.11, and Section 4.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(f) A Participant shall not be entitled to receive any greater payment under Section 4.10 or Section 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.12 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.12(d) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the US Borrower or the Mexican Borrowers, as the case may be, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the US Borrower or the Mexican Borrowers, as the case may be, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the US Commitment or the Mexican Commitment, as the case may be, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary in this Section 12.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld.  This paragraph (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

SECTION 12.05. Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 4.10, Section 4.11, Section 4.12 and Section 12.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.06. Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This agreement amends and restates in its entirety the terms and provisions of the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

SECTION 12.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated to payroll accounts, any trust accounts or any accounts related to any Qualified Securitization Transaction) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 12.09. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12.10. Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection (including any objection based on place of residence or domicile) that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the US Borrower (in the case of each Mexican Borrower, as such Mexican Borrower’s agent for service of process in New York City) or to any other party at its address set forth in Section 12.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 12.11. Acknowledgments.  Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

SECTION 12.12. WAIVERS OF JURY TRIAL.  EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.13. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12.14. Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with this financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the relevant Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the relevant Borrower.  For the purposes of this Section, “Information” means all information received from such Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.15. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 12.16. Waiver of Immunities.  To the extent permitted by applicable law, if any Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.  Each Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 12.17. Judgment Currency.  The obligation of the Borrowers hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of Dollars expressed to be payable hereunder, and the Borrowers shall indemnify the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

SECTION 12.18. Loan Equalization; Loan Conversion.  (a)  On any Equalization Date each US Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the Mexican Revolving Loans of each Mexican Lender that have not been assumed by the US Borrower pursuant to clause (c) below to the extent necessary to cause the Revolving Credit Exposure Percentage of each US Lender, after giving effect to such purchase and sale of participating interests, to equal its US Commitment Percentage (calculated immediately prior to the termination or expiration of the US Commitments).  Each US Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence.  Notwithstanding the foregoing, Export Development Canada (“EDC”) shall not be required to purchase a participating interest in any Mexican Revolving Loans, and in lieu of EDC’s purchase of such participating interest, (i) JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) will purchase the participating interest that would, but for this sentence, be required to be purchased by EDC, and (ii) simultaneously therewith, EDC will purchase from JPMorgan Chase Bank a participating interest in the US Revolving Loans of JPMorgan Chase Bank in an amount equal to the amount of the participating interest purchased by JPMorgan Chase Bank in Mexican Revolving Loans pursuant to clause (i) of this sentence.

(b) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the “First Lender”) to another Lender (the “Other Lender”) in connection with its participating interest in any Mexican Revolving Loan, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under Section 4.12 if such Borrower were making payments with respect to the participating interest directly to the Other Lender.  For purposes of receipt by any Other Lender of payments pursuant to this Section 12.18(b), such Other Lender shall not be required to comply with the requirements of Section 4.12(c).

(c) If an Event of Default or a Mexican Change in Control has occurred and is continuing, upon the notice of any Mexican Lender to the Borrowers, the US Borrower (through the guarantee contained in Section 11) shall automatically be deemed to have assumed the Mexican Revolving Loans of such Mexican Lender outstanding on such date.

SECTION 12.19. Release of Liens.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 12.02) to take any action requested by the US Borrower having the effect of releasing any assets from the Liens granted pursuant to the Security Documents (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.02 or (ii) under the circumstances described in paragraph (b) or (c) below.

(b) Upon the occurrence of an Upgrading, the assets subject to the Liens granted pursuant to the Security Documents (which, for purposes of this Section 12.19(b) only, shall not include the Blocked Account) shall be released from such Liens; provided that in the event the Minimum Ratings are not maintained after the occurrence of an Upgrading, the US Borrower shall, as promptly as possible after the date such Minimum Ratings are not maintained (and in any event within 30 days after such date), take all actions required to reinstate the Liens granted pursuant to the Security Documents to the extent provided for prior to the occurrence of the Upgrading.

(c) At such time as the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all LC Disbursements shall have been reimbursed and no Letters of Credit shall be outstanding, the assets subject to the Liens granted pursuant to the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the US Borrower under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 12.20. Intercompany Security Agreements.  Notwithstanding anything to the contrary contained in the intercompany security agreements between the US Borrower as secured party and certain of its Subsidiaries as pledgors, the parties thereto may amend, waive, modify, restate, discharge or terminate such intercompany security agreements without the consent of the Administrative Agent and the Lenders so long as after giving effect to any such amendment, waiver, modification, restatement, discharge or termination, no Event of Default shall have occurred and be continuing.

SECTION 12.21. Blocked Account.  (a)  The US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Blocked Account, as collateral security for the prompt and complete payment and performance when due of the US Obligations.

(b) The US Borrower shall have no right to issue instructions or have any other right or ability to access or withdraw or transfer funds from the Blocked Account without the prior written consent of the Administrative Agent, which consent shall be given if the US Borrower has delivered a certificate, substantially in the form of Exhibit J, certifying that the following conditions have been met: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the US Borrower represents and warrants that such funds shall be utilized (A) for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (B) to purchase receivables in the normal course of business or (C) to make payments of permitted dividends consistent with the US Borrower’s past business practices and (iii) the Cash Balance shall be less than $50,000,000.

(c) The Blocked Account Agreement may not be terminated without the consent of the Administrative Agent and the Required Lenders.

SECTION 12.22. USA PATRIOT Act.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with said Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By_/s/ Andrew J. Cederoth___________________ Name: Andrew J. Cederoth Title: Vice President and Treasurer

ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO

By_/s/ Jose A. Chacon_______________________ Name: Jose A. Chacon Title: Attorney-in-Fact

SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO

By_/s/ Jose A. Chacon ______________________ Name: Jose A. Chacon Title: Attorney-in-Fact

NAVISTAR COMERCIAL, S.A. DE C.V.

By_/s/ Jose A. Chacon ______________________ Name: Jose A. Chacon Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By_/s/ Karen M. Sharf_______________________ Name: Karen M. Sharf Title: Vice President

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By_/s/ Chas McDonnell______________________ Name: Chas McDonnell Title: SVP

THE BANK OF NOVA SCOTIA, as Documentation Agent and a Lender

By_/s/ M.D. Smith_________________________ Name: M.D. Smith Title: Agent Operations

CREDIT SUISSE, as a Lender Cayman Islands Branch

By_/s/ Thomas Cantello______________________ Name: Thomas Cantello Title: Vice President
By_/s/ Karim Blasetti______________________
Name: Karim Blasetti
Title: Associate

UBS Loan Finance LLC, as a Lender

By_/s/ Wilfred V. Saint_____________________ Name: Wilfred V. Saint Title: Director By_/s/ Richard L. Tawow____________________ Name: Richard L. Tawow Title: Director
THE BANK OF NOVA SCOTIA, as a Lender

By_/s/ M.D. Smith______________________ Name: M.D. Smith Title: Agent Operations
CITIBANK, N.A., as a Lender

By_/s/ Paul L. Burraghs Jr.___________________ Name: Paul L. Burraghs Jr. Title: Director
ROYAL BANK OF CANADA, as a Lender

By_/s/ Barton Lund______________________ Name: Barton Lund Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By_/s/ Maria Amaral-LeBlanc_________________ Name: Maria Amaral-LeBlanc Title: Senior Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By_/s/ William W. Archer____________________ Name: William W. Archer Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By_/s/ Peg Laughlin______________________ Name: Peg Laughlin Title: Vice President

EXPORT DEVELOPMENT CANADA, as a Lender

By_/s/ Julian Deschatelets____________________ Name: Julian Deschatelets Title: Financial Services Manager
By_/s/ Janet Boyd____________________
Name: Janet Boyd
Title: Associate

THE NORTHER TRUST COMPANY, as a Lender

By_/s/ Preeti Jain____________________ Name: Preeti Jain Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By_/s/ Yoshihiro Hyakutome__________________ Name: Yoshihiro Hyakutome Title: Joint General Manager

BNP PARIBAS, as a Lender

By_/s/ Tom Ambrose____________________ Name: Tom Ambrose Title: Director By_/s/ Gaye Plunkett___________________ Name: Gaye Plunkeett Title: Vice President

THE BANK OF NEW YORK, as a Lender

By_/s/ John M. Lokay, Jr.____________________ Name: John M. Lokay, Jr. Title: Vice President

COMERICA BANK, as a Lender

By_/s/ Michael T. Shea____________________ Name: Michael T. Shea Title: Vice President

SCHEDULE 2.01

LENDERS	US REVOLVING COMMITMENT	TRANCHE A TERM COMMITMENT	TOTAL COMMITMENT	MEXICAN COMMITMENT
JPMorgan Chase Bank, N.A.	$76,670,000	$38,330,000	$115,000,000	$15,000,000
Bank of America, N.A.	$60,000,000	$30,000,000	$90,000,000	$15,000,000
Credit Suisse First Boston	$76,760,000	$38,330,000	$115,000,000	$5,000,000
UBS Loan Finance LLC	$76,760,000	$38,330,000	$115,000,000	$5,000,000
Bank of Nova Scotia	$60,000,000	$30,000,000	$90,000,000
Citibank N.A,	$60,000,000	$30,000,000	$90,000,000	$50,000,000
Royal Bank of Canada	$50,000,000	$25,000,000	$75,000,000	$5,000,000
Royal Bank of Scotland	$50,000,000	$25,000,000	$75,000,000
Goldman Sachs & Company	$50,000,000	$25,000,000	$75,000,000
LaSalle National Bank	$50,000,000	$25,000,000	$75,000,000
Export Development Canada	$43,330,000	$21,670,000	$65,000,000
The Northern Trust Company	$40,000,000	$20,000,000	$60,000,000	$5,000,000
Sumitomo Mitsui Banking Corporation	$33,330,000	$16,670,000	$50,000,000
BNP Paribas	$33,330,000	$16,670,000	$50,000,000
Bank of New York	$23,330,000	$11,670,000	$35,000,000
Coinerica Bank	$16,670,000	$8,330,000	$25,000,000
Total	$800,000,000	$400,000,000	$1,200,000,000	$100,000,000

Schedule 5.05 - Disclosed Matters

None

Schedule 5.10 - Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Capital Stock Ownership
Navistar Financial Retail Receivables Corporation	Delaware	100% owned by Navistar Financial Corporation
Navistar Financial Securities Corporation	Delaware	100% owned by Navistar Financial Corporation
Truck Retail Instalment Paper Corp.	Delaware	100% owned by Navistar Financial Corporation
Servicios Corporativos NFC, S.A. de C.V.	Mexico	29,511 shares owned by Navistar Financial Corporation (29,512 shares outstanding)
Navistar, Inc.	Delaware	100% owned by Navistar Financial Corporation
Truck Retail Accounts Corporation	Delaware	100% owned by Navistar Financial Corporation
Truck Engine Receivables Financing Co.	Delaware	100% owned by Navistar Financial Corporation
International Truck Leasing Corp.	Delaware	100% owned by Navistar Financial Corporation
Harco Leasing Company, Inc.	Delaware	100% owned by Navistar Financial Corporation
Navistar Leasing Company	Delaware	Statutory trust with 100% interest held by Harco Leasing Company, Inc.

 Schedule 8.02

EXISTING INDEBTEDNESS

Navistar Financial Corporation Obligations

Counterparty	Date of Guaranty	Company	Notional Value	Amount Outstanding as of 6/30/2005
Navistar Financial Corporation Obligations Borrowings Secured by Operating Leases		NFC		$128.1 (at 4/30/2005)

Guarantees of Mexican Debt
Banco de Bajio, Sociedad Anonima, Institucion de Banca Multiple	May 31, 2005	NFC as Guarantor	$11.5 M	$11.5 M
Comerica Bank Mexico, S.A. Institucion de Banca Multiple	May 31, 2005	NFC as Guarantor	9.2 M	9.2 M
ScotiaBank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotia Bank Inverlat	October 16, 2002	NFC as Guarantor	18.5 M	18.5 M
Nacional Financiera S.N.C.	February 2, 2004	NFC as Guarantor	22.2 M	14.1 M
Nacional Financiers S.N.C.	December 11, 2003	NFC as Guarantor	18.5 M	18.0 M
Banco Ve Por Mas, S.A. Institucion de Banca Multiple	June 11, 2004	NFC as Guarantor	4.6 M	4.0 M
Banco J.P.Morgan, S.A. Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria	April 5, 2005	NFC as Guarantor	46.2 M $130.9 M	41.6 M $117.0 M

Nacional Financiera S.N.C. (Securitization)	December 3, 2004	NFC as Guarantor	11.1 M $142.0 M	5.6 M $122.6 M

Bank of America ISDA	January 29, 2003	NFC as Guarantor	$ 44.0 M	$0

Outstanding Derivative Agreements for Navistar Financial Corporation

Counterparty	Date of Guaranty	Notional Value	Mark to Market as of 6/30/2005
Bank of America, N.A.	October 17, 2001	$0	$0
J.P. Morgan Chase Bank	November 13,1998	$1,183 M	$0
Bank of Nova Scotia	February 28, 2003	$0	$0
Royal Bank of Canada	February 4, 2005	$0	$0

SCHEDULE OF ADDITIONAL SECURED OBLIGATIONS

Instrument	Notional Value	Mark to Market as of 6/30/2005

1. Navistar Financial Corporation Guaranty for the Schedule to the. ISDA Master Agreement dated as of October 17, 2001, between Bank of America, N.A. and the Corporation (the “Swap Agreement”).	$0	$0
2. The Swap Transaction confirmed by that certain confirmation of interest rate swap, dated November 19, 2002, (the “Swap Agreement”) under that certain ISDA Master Agreement dated November 13, 1998, between JP Morgan Chase Bank, formerly known as the Chase Manhattan Bank, and the Corporation (the “Swap Agreement”).	$1,183 M	$0
3. Navistar Financial Guaranty dated as of January 29, 2003, for the Schedule to the ISDA Master Agreement dated January 29, 2003, between Bank of America, N.A. and Servicios Financieros Navistar S.A. DE C.V. and Arrendadora Financiera Navistar, S.A. DE C.V..	$44 M	$0

Schedule 8.03 - Existing Liens

Liens filed against Navistar Financial Corporation by Bankers Trust Company, as Trustee, in addition to the following:

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	UCC	9016323 11/21/1990	Navistar Financial Corporation 600 Woodfield Schaumburg, IL 60196	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	CONT	9514533 10/12/1995	Navistar Financial Corporation 600 Woodfield Schaumburg, IL 60196	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 9016323.
Secretary of State, Delaware	AMEND	9514830 10/19/1995	Navistar Financial Corporation 600 Woodfield Schaumburg, IL 60196	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 9016323 changing Debtor address to: Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	CONT	0062029 09/18/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 9016323.
Secretary of State, Delaware	UCC	9508216 06/08/1995	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	CONT	0030147 05/11/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 9508216.
Secretary of State, Delaware	CONT	51731497 06/07/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 9508216.
Secretary of State, Delaware	AMEND	51732521 06/07/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 9508216 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173
Secretary of State, Delaware	UCC	0015150 03/10/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	0041116 06/29/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	AMEND	51798710 06/10/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 0041116 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173
Secretary of State, Delaware	CONT	51798744 06/10/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 0041116.
Secretary of State, Delaware	UCC	0071327 10/23/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	0074274 11/01/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	0082088 11/30/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Engines Receivables Financing Co. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	10356076 04/27/2001	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	11371207 11/01/2001	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	21070949 04/30/2002	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Delaware	UCC	22909236 11/19/2002	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	31426819 06/05/2003	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	32870874 10/31/2003	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	40923476 04/01/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	41055849 04/14/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Bank One, NA, as Agent One Bank One Plaza IL 1-0079 Attn: Asset Backed Finance Chicago, IL 60670
Secretary of State, Delaware	UCC	41829920 06/30/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	International Truck Leasing Corp. 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	41883950 07/01/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Banc of America Leasing & Capital, LLC One South Wacker Drive Suite 3700 Chicago, IL 60606
Secretary of State, Delaware	UCC	42147819 07/30/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008 Assignee: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006
Secretary of State, Delaware	UCC	43241660 11/17/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Delaware	UCC	51314674 04/28/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Pitney Bowes Credit Corporation Shelton, CT 27 Waterview Drive Shelton, CT 06484	This "in lieu" financing statement is being filed to continue the effectiveness of the following financing statement, which remains effective: IL- Secretary of State 04/27/2000, 4203100
Secretary of State, Delaware	UCC	51337626 05/02/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173
Secretary of State, Illinois	UCC	2786859 11/20/1990	Navistar Financial Corporation 600 Woodfield Schaumburg, IL 60196	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	AMEND	3459335 10/19/1995	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 2786859 changing Debtor address to: Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Illinois	CONT	3459336 10/19/1995	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 2786859.
Secretary of State, Illinois	CONT	4271682 09/20/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 2786859.
Secretary of State, Illinois	UCC	3114156 04/26/1993	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Illinois	AMEND	3117553 05/04/1993	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 3114156.
Secretary of State, Illinois	CONT	3822169 03/23/1998	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 3114156.
Secretary of State, Illinois	CONT	6754422 03/26/2003	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 3114156.
Secretary of State, Illinois	UCC	3410279 06/08/1995	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, Illinois	CONT	4212268 05/10/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 3410279.
Secretary of State, Illinois	CONT	8765659 06/06/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 3410279.
Secretary of State, Illinois	AMEND	8765797 06/06/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 3410279 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173
Secretary of State, Illinois	UCC	4121685 11/15/1999	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Navistar Financial Retail Receivables Corporation
2850 West Golf Road
Rolling Meadows, IL 60008

Assignee:
Bank One NA (Main Office Chicago), as Agent
Asset Backed Finance
1 Bank One Plaza
Chicago, IL 60670

Secretary of State, Illinois	UCC	4178988 03/10/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	UCC	4203100 04/27/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Pitney Bowes Credit Corporation Shelton, CT 27 Waterview Drive Shelton, CT 06484
Secretary of State, Illinois	CONT	8759998 04/25/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Pitney Bowes Credit Corporation Shelton, CT 27 Waterview Drive Shelton, CT 06484	Continuation to financing statement 4203100.
Secretary of State, Illinois	UCC	4234299 06/29/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	AMEND	8766354 06/09/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 4234299 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173
Secretary of State, Illinois	CONT	8766356 06/09/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 4234299.
Secretary of State, Illinois	UCC	4286921 11/03/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	UCC	4291282 11/01/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	UCC	4303388 11/30/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Engines Receivables Financing Co. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Illinois	UCC	4377140 04/27/2001	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, Michigan	UCC	19925C 12/14/2000	Lenca Terry N10381 M2 Road Daggett, MI 49821	Navistar Financial Corporation P.O. Box 4038 Schaumburg, IL 60168
Secretary of State, Michigan	AMEND	D801052 07/30/2001	Lenca Terry N10381 M2 Road Daggett, MI 49821	Navistar Financial Corporation P.O. Box 4038 Schaumburg, IL 60168	Amendment to financing statement 19925C changing Debtor information to: Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008
Secretary of State, New York	UCC	128291 06/29/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801
Secretary of State, New York	AMEND	200506150700908 06/15/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 128291 changing Debtor information to: Navistar Financial Corporation 425 N. Martingale Rd 18th Floor Schaumburg, IL 60173
Secretary of State, New York	CONT	200506150700910 06/15/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation of financing statement 128291.

Schedule 8.05 - Scheduled Investments

None

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the 364-Day Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1.  The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2.  The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.  The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 5.04 and 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 3.11 of the Credit Agreement.

4.  The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Acceptance by the Assignor, the Assignee and, except in the case of an assignment to a Lender or an Affiliate, the Borrower and the Administrative Agent, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

5.  Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6.  From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1

to Assignment and Acceptance with respect to the Credit Agreement,

dated as of December 8, 2000, among Navistar Financial Corporation, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned
$__________	_____.__________%
[Name of Assignee]	[Name of Assignor]
By ______________________________ Name Title:	By ______________________________ Name: Title:
[Accepted By:]
[THE CHASE MANHATTAN BANK, as Administrative Agent	[NAVISTAR FINANCIAL CORPORATION, as Borrower
By ______________________________ Name: Title:]	By ______________________________ Name: Title:]

EXHIBIT B-1

July 1, 2005

JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement, as hereinafter defined

Bank of America, N.A., as Syndication Agent
under the Credit Agreement, as hereinafter defined

The Bank of Nova Scotia, as Documentation Agent
under the Credit Agreement, as hereinafter
defined
and

The Lenders which are parties to the Credit Agreement
on the date hereof (the “Initial Lenders”)

Re:	Navistar Financial Corporation

Ladies and Gentlemen:

We have acted as special counsel to Navistar Financial Corporation, a Delaware corporation (the “U.S. Borrower”), Arrendadora Financiera Navistar, S.A. de C.V., Organizacion Auxillor del Credito, a Mexican corporation, Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objecto Limitado, a Mexican corporation, and Navistar Comercial, S.A. de C.V., a Mexican corporation (each, a “Mexican Borrower” and collectively, the “Mexican Borrowers”), in connection with the transactions contemplated by the Operative Documents (as defined below).  We are issuing this opinion letter in response to Section 6.01(d)(i) of that certain Amended and Restated Credit Agreement dated as of July 1, 2005 among the U.S. Borrower, the Mexican Borrowers, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and each of the Lenders from time to time a party thereto (the “Credit Agreement”).  Our knowledge of the Credit Parties’ (as defined below) business, records, transactions and activities is limited to the information which has been brought to our attention by the Credit Parties in connection with such matters or by a certificate executed and delivered to us by officers of the Credit Parties in connection with this opinion letter.  Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof)).

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

The Initial Lenders and the Administrative Agent and the Trustee are herein sometimes called “you”.
For purposes of this opinion letter, we have reviewed (i) the Credit Agreement (ii) the Amended and Restated Security, Pledge and Trust Agreement (the “Security Agreement”), dated as of July 1, 2005, by and between the U.S. Borrower and Deutsche Bank Trust Company of Americas (the “Trustee”), (iii) the Amended and Restated Parents’ Side Agreement (the “Parents’ Side Agreement”), dated as of July 1, 2005, by Navistar International Corporation, a Delaware corporation (the “Parent”), and International Truck and Engine Corporation, a Delaware corporation (“International”), (iv) the Amended and Restated Parent Guarantee (the “Parent Guarantee”), dated as of July 1, 2005, made by the Parent in your favor, (v) the Notes (the “Notes”) issued by the U.S. Borrower as of July 1, 2005 in favor of certain Lenders who have requested them as of July 1, 2005, (vi) the Blocked Account Agreement (the “Blocked Account Agreement”), dated as of July 1, 2005 by and among the U.S. Borrower, the Administrative Agent and JPMorgan Chase Bank, N.A and (vii) the UCC Form-1 Financing Statement, a copy of each is attached hereto as Schedule of Financing Statements, to be filed in the Secretary of State of the State of Delaware (the “Financing Statement”).  The U.S. Borrower, the Mexican Borrowers, the Parent and International are referred to herein collectively as the “Credit Parties” and individually as a “Credit Party.”  The U.S. Borrower, the Parent and International are referred to herein collectively as the “U.S. Credit Parties” and individually as a “U.S. Credit Party.”  The Credit Agreement, the Security Agreement, the Parents’ Side Agreement, the Parent Guarantee the Blocked Account Agreement and the Notes are referred to herein collectively as the “Operative Documents.”  We have also examined originals or copies of the Certificate of Incorporation and By-Laws of the U.S. Borrower.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, it is our opinion that:

1.	Each of the Operative Documents is a valid and binding obligation of each Credit Party that is a party thereto and is enforceable against such Credit Party in accordance with its terms.

2.
The execution and delivery by each U.S. Credit Party of the Operative Documents to which it is a party, the consummation of the transactions contemplated by each Operative Document to which it is a party to be consummated on or prior to the Effective Date, the incurrence of the Loans under the Credit Agreement (in the case of the U.S. Borrower) and the performance of its obligations under each Operative Document to which it is a party will not (a) constitute a violation by such U.S. Credit Party of any applicable provision of existing State of New York or United States Federal statutory law or governmental regulation covered by this opinion letter, (b) result in a material breach or other material violation of, or constitute a material default under any agreement listed on the Schedule of Specified Agreements attached hereto (the “Specified Agreements”) (except that we express no opinion with respect to conflicts, breaches or defaults under cross-default provisions arising out of a default under any agreement which is not a Specified Agreement or with respect to financial covenants or tests) or (c) result in the creation or imposition of (or obligation to create or impose) any lien, charge, or encumbrance on, or security interest in, any material property of any U.S. Credit Parties pursuant to the provisions of any of the Specified Agreements.

3

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

3.
None of the U.S. Credit Parties is presently required to obtain any consent, approval, authorization or order of any court or governmental or regulatory agency in order to obtain the right to execute and deliver the Operative Documents to which it is a party, to borrow money under the Credit Agreement (in the case of the U.S. Borrower), and to perform its obligations under the Operative Documents to which it is a party except for:  (a) those obtained or made prior to the Effective Date (and which continue in effect), (b) any actions or filings to release existing liens and (c) actions or filings required in connection with the ordinary course conduct by each U.S. Credit Party of its business and ownership or operation by each U.S. Credit Party of its assets.

4.
The Security Agreement creates valid and enforceable security interests in favor of the Trustee in the U.S. Borrower’s collateral therein described (the “Collateral”) and which constitutes property in which a security interest can be granted under Article 9 of the Uniform Commercial Code as presently in effect in the State of New York (the “New York UCC”).  Such Collateral is referred to herein as the “Code Collateral.

5.
(a)  Under the New York UCC, the perfection of the Trustee’s security interests in the Code Collateral (i) will, as a general matter and except as otherwise provided in Sections 9-301 through 9-307 of the New York UCC, be governed by the local law of the jurisdiction in which the applicable grantor is located (which in the case of a registered organization (as defined in the New York UCC) such as a corporation or a limited liability company that is organized under the laws of a State (as defined in the New York UCC) is the State under whose laws such registered organization is organized, or in the case of an organization that is not a registered organization, at its place of business if it has only one place of business or at its chief executive office if it has more than one place of business), (ii) will, in the case of a possessory security interest, generally be governed by the local law of the jurisdiction in which the collateral is located, (iii) which constitutes certificated securities will be governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located) as specified in Section 9-305(a)(1) of the New York UCC,  (iv) which constitutes uncertificated securities will be governed by the local law of the issuer’s jurisdiction as specified in Section 8-110(d) of the New York UCC pursuant to Section 9-305(a)(2) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (v) which constitutes a security entitlement or a securities account will be governed by the local law of the securities intermediary’s jurisdiction as specified in Section 8-110(e) of the New York UCC pursuant to Section 9-305(a)(3) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (vi) which constitutes goods covered by a certificate of title will be governed by the local law of the jurisdiction under whose certificate of title the goods are covered as specified in Section 9-303 of the New York UCC, (vii) which constitutes

4

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

deposit accounts will be governed by the local law of the depositary bank’s jurisdiction as specified in Section 9-304 of the New York UCC, (viii) which constitutes letter-of-credit rights will generally be governed by the local law of the issuer’s or nominated person’s jurisdiction as specified in Section 9-306 of the New York UCC, and (ix) which constitutes other categories will be governed by the laws of the jurisdiction or jurisdictions specified in Sections 9-301 through 9-307 of the New York UCC.

(b.)
Under the principles described in the preceding subparagraph (i) and, with respect to perfection by filing, in the preceding subparagraphs (iii), (iv) and (v) of this paragraph 5 the perfection of the Trustee’s security interests in certain of the Code Collateral (the “Filing Code Collateral”) is governed by the laws of the jurisdiction of organization of the relevant Credit Party, to wit:  Delaware.  When the Financing Statement is duly filed in the filing office in the Secretary of State of the State of Delaware (the “Filing Office”), the Trustee’s security interests under the Security Agreement in the Filing Code Collateral will be perfected to the extent such security interests can be perfected by the filing of Uniform Commercial Code financing statements.  The filing of the Financing Statement in the Filing Office and the effect thereof are based solely upon our review of the applicable provisions of the Uniform Commercial Code in effect in such state as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide and supplemented through June 1, 2005 (the “Guide”), without regard to judicial interpretation thereof or regulations promulgated thereunder.

(a) Upon due execution and delivery of the Blocked Account Agreement governed by New York law by each party thereto, and so long as such Blocked Account Agreement shall remain in full force and effect, shall not have been terminated and continues to provide that the depositary bank thereunder will comply with any instructions it receives from the Administrative Agent at any time directing disposition of the funds in the respective pledged accounts without further consent by U.S Borrower, and assuming that each such pledged account is a “deposit account” (as to which we express no opinion) within the meaning of Article 9 of the New York UCC, Administrative Agent’s  security interest under the Credit Agreement with respect to each such pledged account and the funds deposited therein will be perfected under the New York UCC.

5

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

(b) Assuming (in addition to all other assumptions upon which this letter is based) that the Trustee (for the benefit of the Secured Parties) has taken and is retaining possession in the State of New York of the certificates representing the securities which are certificated and pledged pursuant to the Security Agreement, duly endorsed to the Trustee or in blank, the Trustee’s security interest in such pledged securities is perfected under the New York UCC; and assuming further (in addition to all other assumptions upon which this letter is based) that the Trustee has taken possession of such pledged certificated securities and such accompanying endorsements without notice (actual or constructive), at or prior to the time of delivery of such pledged certificated securities and endorsements to the Trustee, of any adverse claim within the meaning of Section 8-102(a)(1) of the New York UCC, the Trustee has acquired its security interest in such pledged securities free of any such adverse claims.

6.	The U.S. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.
The consummation on the date hereof of the making and borrowing under the Credit Agreement will not violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion.  In preparing this opinion letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon:  (i) factual information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Credit Agreement and the other Operative Documents; (iii) factual information provided to us in a support certificate signed by each of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable.  We have examined the originals or copies certified to our satisfaction, of such other corporate records of the Credit Parties as we deem necessary for or relevant to this opinion, and certificates of public officials and other officers of the Credit Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this opinion letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this opinion letter is wrong.  The terms “knowledge” and “actual knowledge” and references to “awareness” whenever used in this opinion letter with respect to our firm means conscious awareness at the time this opinion letter is delivered on the date it bears by the

6

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

following Kirkland & Ellis, LLP lawyers who are the only lawyers at Kirkland & Ellis, LLP that have had significant involvement with the negotiation and preparation of the Credit Agreement (herein called “our Designated Transaction Lawyers”): Maureen E. Sweeney, Michelle Mulkern and Susan Welsh.

Our advice on every legal issue addressed in this opinion letter is based exclusively on such internal laws of the State of New York and such federal law of the United States which is in our experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Credit Parties, on the one hand, and you on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (i) which might be violated by any misrepresentation or omission or a fraudulent act, (ii) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other Lender’s) involvement in the transactions contemplated by the Operative Documents, or (iii) identified on Schedule C.  We advise you that some issues addressed by this opinion letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.  Our opinions do not cover or otherwise address any provision of the Operative Documents of any type identified in Schedule D.  Provisions in the Operative Documents which are not excluded by Schedule D or any other part of this opinion letter or its attachments are called the “Relevant Agreement Terms.”

Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.  It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

This opinion letter speaks as of the time of its delivery on the date it bears.  We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.  The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

7

JPMorgan Chase Bank, N.A.
as Administrative Agent
July 1, 2005

You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered.  Without our written consent:  (i) no Person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.  Notwithstanding the foregoing, Persons who subsequently become Lenders in accordance with the terms of Section 12.04 of the Credit Agreement (or participants in accordance with the terms of Section 12.04 of the Credit Agreement) may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Sincerely,

Kirkland & Ellis LLP

8

Schedule A

General Qualifications

Our opinions in the opinion letter to which this Schedule A is attached (“our letter”) are subject as follows to the following qualifications:

1.
Bankruptcy and Insolvency Exception.  Each of the opinions (“our opinions”) in our letter regarding the validity, binding effect and enforceability of any Operative Document (the “Specified Opinions”) is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws.  This exception includes:

(a)
the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)
all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

8.
Equitable Principles Limitation.  Each of the Specified Opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity.  This limitation includes principles:

(a)
governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

A-1

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

(h)
that may permit a party that has materially failed to render or offer performance required by a contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

9.	Other Common Qualifications. Each of the Specified Opinions is subject to the effect of rules of law that:

(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(g)
limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

(h)
may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

A-2

(j)
may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(k)
may render guarantees unenforceable under circumstances where the beneficiary’s actions, failures to act or waivers, amendments or replacement of the documents evidencing or relating to the guaranteed obligations so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and any the principal obligor or any guarantor which is substantially and materially different from that presently contemplated by the original documents evidencing or relating to the guaranteed obligations; and

(l)
limit the enforceability of requirements in the Operative Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

10.
Referenced Provision Qualification.  Each opinion regarding the validity, binding effect or enforceability of a provision (the “First Provision”) in the Operative Documents requiring any Credit Party to perform its obligations under, or to cause any other Person to perform its obligations under, any other provision (the “Second Provision”) of any Operative Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision.  Requirements in the Operative Documents that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

11.
Collateral Qualifications.  The opinions and advice contained in our letter are subject to the following advice (terms used herein which are defined in the New York UCC or any other applicable UCC having the meanings for purposes hereof given to them therein):

(a)
rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly;

(b)
our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9-323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by any Credit Party under the Bankruptcy Code;

A-3

(c)
Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

(d)	additional filings or actions may be necessary if any Credit Party changes its name, identity or corporate structure or the jurisdiction in which it is organized;

(e)	your security interest in certain of the Collateral may not be perfected by the filing of financing statements to the extent specified under the Uniform Commercial Code or applicable federal law;

(f)
we express no opinion regarding the perfection of any lien or security interest in any property (whether real, personal or mixed, and whether such perfection be accomplished or purport to be accomplished by filing, by possession, by control or otherwise) except as specifically set forth in our letter or regarding the continued perfection of any possessory security interest in any Collateral (or other security interest the perfection of which depends upon the location of such Collateral) upon or following the removal of such Collateral to another jurisdiction; we express no opinion regarding the perfection of any security interest in deposit accounts, money or letter-of-credit rights or regarding the perfection of any possessory security interest in Collateral in possession of a person other than the secured party; and we express no opinion as to matters of title or regarding the priority of any lien or security interest;

(g)
the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 and 9-408 of the New York UCC;

(h)
we express no opinion with respect to any self-help remedies with respect to Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

A-4

(i)	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC;

(j)
we express no opinion with respect to (1) the creation, perfection or enforceability of agricultural liens or (2) the creation, perfection or enforceability of security interests in: property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses); general intangibles which terminate or become terminable if a security interest is granted therein; property subject to negative pledge clauses of which you have knowledge; vehicles, ships, vessels, barges, boats, railroad cars, locomotives and other rolling stock, aircraft, aircraft engines, propellers and related parts, and other property for which a state or federal statute or treaty (including without limitation any applicable Uniform Commercial Code) provides for registration or certification of title or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code; commercial tort claims; crops, farm products, equipment used in farming operations and accounts or general intangibles arising from or relating to the sale of farm products by a farmer; timber to be cut; fixtures; “as-extracted collateral” (including without limitation oil, gas or other minerals and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals); consumer goods; property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency; goods for which a negotiable document of title has been issued; copyrights, patents and trademarks, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

(k)
we note that your remedies under the Credit Agreement and the Security Agreement with regard to (i) the sale or after the sale of any securities subject to any security interest are subject to compliance with state and federal securities laws and (ii) exercising control over equity interests in limited liability companies are subject to compliance with applicable state law;

(l)
we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

(m)
we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to file financing statements under circumstances not authorized under the applicable Uniform Commercial Code;

(n)
we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to purchase at a private sale Collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

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(o)	we express no opinion regarding any Credit Party’s rights in or title to, or power to transfer any of its rights in or title to, its properties, including without limitation, any of the Collateral;

(p)
we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

(q)
we note that the perfection of any security interest may be terminated as to Collateral otherwise disposed of by any Credit Party if such disposition is authorized in the Operative Documents or otherwise by either the Trustee;

(r)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of Collateral, mandatory disposition of Collateral or redemption rights;

(s)
we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(t)
we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies;

(u)
our opinions as to the validity, binding effect and enforceability of the Operative Documents do not constitute opinions as to the creation, existence, effect of perfection, or perfection or priority of any security interest; such opinions are given, if at all, only to the extent expressly set forth in opinion paragraphs 4 and 5 and are subject to the assumptions, qualifications and limitations applicable to such opinions set forth in this letter and the accompanying attachments;

(v)
as to the shares of stock or other equity interests issued by any issuer thereof which is organized under the laws of any jurisdiction other than the United States of America or a State thereof, we note that the creation and perfection of security interests therein may require actions in addition to those referenced in opinion paragraphs 4 and 5, and we express no opinion regarding such actions or the effect that the failure to take any such actions may have on the creation and perfection of any security interests therein created and perfected or purported to be created and perfected under any security agreement or pledge agreement (including without limitation the Security Agreement) and any applicable Uniform Commercial Code;

A-6

(w)
we express no opinion regarding the creation, attachment, perfection, effect of perfection or enforceability of any security interest created in Collateral described in the Security Agreement as “any property or assets whatsoever”, “all other tangible and intangible personal property”, “all assets”, “all personal property” or words of similar import, but we advise that such descriptions of Collateral under the Security Agreement are sufficient in any UCC financing statements; and

(x)
we express no opinion as to the ability of either the Trustee to obtain possession of rents or exercise rights under leases prior to obtaining actual possession of the property from which the assigned rents are produced or which are the subject of the assigned leases or subleases.

12.
Lender’s Regulatory Qualification.  We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

13.
Usury Qualification.  We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, other than the internal laws of the State of New York and the federal laws of the United States, and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

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Schedule B

Assumptions

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.
Each of the Credit Parties (i) has the requisite title and rights to any property involved in the transactions effected under the Operative Documents (herein called the “Transactions”) including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2.
Each natural person who is executing any Operative Documents on behalf of any Credit Party has sufficient legal capacity to enter into such Operative Documents, and we have no actual knowledge of any such incapacity.

3.	You are existing and in good standing in your jurisdiction of organization.

4.
You have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Operative Documents and each of the Operative Documents has been duly authorized by all necessary action on your part and has been duly executed and duly delivered by you.

5.
Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

14.
Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

15.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

16.
The Operative Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

17.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Operative Documents enforceable against you.

18.	The conduct of the parties to the Operative Documents has complied with any requirement of good faith, fair dealing and conscionability.

19.
Each Credit Party will obtain all third party or governmental consents, permits and approvals required in the future, and will take all actions similarly required, relevant to the subsequent consummation of the Transactions or performance of the Operative Documents.

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20.	All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents.

21.
Any information required to be disclosed to the Credit Parties or their governing bodies in connection with any matter relevant to any legal issue covered by our opinions has been disclosed and no such disclosure contains any relevant error or omission.

22.
Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term “Public Authority Document” means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

23.
You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

24.
There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Operative Documents.

25.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

26.	All agreements other than the Operative Documents (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

27.
All parties to the Operative Documents will not in the future take any discretionary action (including a decision not to act) permitted under the Operative Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Credit Parties may be subject.

28.
The representations made by each Credit Party in the Operative Documents to which it is a party with respect to its jurisdiction of organization, chief executive office and location of equipment and inventory are and will remain true and correct.

29.
Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement).

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30.
You are not subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with the Credit Agreement.

31.
All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective Boards of Directors or Board of Managers or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

32.
The Credit Parties’ respective certificate or articles of incorporation, as applicable (or equivalent governing instrument), all amendments to that certificate/articles, all resolutions adopted establishing classes or series of stock under that certificate, the Credit Parties’ respective bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

33.
The transactions contemplated by the Operative Documents are directly or indirectly related to the business interests of each Credit Party party thereto and the transactions were fair and reasonable to each such entity at the time each such transaction was authorized by such Credit Party.

34.	Collateral Assumptions. The opinions and advice contained in our letter are subject to the following assumptions:

(a)
Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of Collateral described in or contemplated by the Operative Documents.

(b)	The descriptions of Collateral in the Operative Documents and the Financing Statement executed in connection therewith reasonably describe the property intended to be described as Collateral.

35.	All information regarding the secured party on the Financing Statement executed in connection with the Operative Documents is accurate and complete in all respects.

36.
Assumptions With Respect to the Credit Parties.  We have assumed without investigation that (i) each of the Credit Parties is an entity validly existing and in good standing under its jurisdiction of organization; (ii) each of the Credit Parties has the power to enter into and perform its obligations under the Operative Documents to which it is a party; (iii) each of the Credit Parties’ execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary company action on the part of such Credit Party; and (iv) each of the Credit Parties has duly executed and delivered each of the Operative Documents to which it is a party.

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Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in the letter to which this Schedule C is attached (herein called “our letter”) covers or otherwise addresses any of the following legal issues:

1.
Federal securities laws and regulations administered by the Securities and Exchange Commission (except as set forth in opinion paragraph 6), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.	pension and employee benefit laws and regulations (e.g., ERISA);

3.	Federal and state antitrust and unfair competition laws and regulations;

4.	Federal Reserve Board margin regulations (other than with respect to our opinion in paragraph 7 of our letter);

5.
Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than as expressly set forth in our letter;

6.
Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

7.	compliance with fiduciary duty requirements;

8.
the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

9.	fraudulent transfer and fraudulent conveyance laws;

10.	Federal and state environmental laws tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations;

11.	Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

12.	to the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, code, rules or regulations.

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13.	Federal and state tax laws and regulations;

14.
Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

15.
except for usury statute to the extent described in paragraph 7 on Schedule A, other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

16.
any Anti-Terrorism Law and the Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law or the Anti-Terrorism Order, the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;

17.	title to any property;

18.
the Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including  without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Operative Documents and perform the transactions contemplated thereby or effect any failure to obtain any such consent, approval, authorization or order);

19.
the Fair Packaging and Labeling Act, as amended, the Food, Drug and Cosmetic Act, as amended, the Food Security Act of 1985, as amended, the Perishable Agricultural Commodities Act, as amended, the Food, Agriculture, Conservation and Trade Act of 1990, as amended, the Nutritional Labeling and Education Act, as amended, all rules, policies and regulations promulgated under any of the foregoing statues, and all other federal, state and local laws, orders, regulations, licensing requirements and policies relating to the ownership, operation processing, production, distribution, purchase or provisions of, or otherwise regulating, food or farm products or animals;

20.	the effect of any law, regulation or order which hereafter becomes effective; and

C-2

21.
We have not undertaken any research for purposes of determining whether the Credit Parties or any of the Transactions which may occur in connection with  the Credit Agreement or any of the other Operative Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

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Schedule D

Excluded Provisions

None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Operative Documents:

1.	Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

2.	Provisions mandating contribution towards judgments or settlements among various parties.

3.
Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and (vii) other benefits to the extent they cannot be waived under applicable law.

4.
Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges and prepayment charges.

5.
Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

6.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular Person will be conclusive or binding on others.

7.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

8.	Provisions which purport to award attorneys’ fees solely to one party.

9.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

10.	Provisions or agreements regarding proxies, shareholder voting rights and the like.

11.
Provisions in any of the Operative Documents requiring a Credit Party to perform its obligations under, or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Operative Document.

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12.	Provisions, if any, which are contrary to the public policy of any jurisdiction.

13.	Choice-of-law provisions (other than under New York statutory choice of law rules, these provisions which provide that the laws of the State of New York shall govern).

14.
Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

15.	Time-is-of-the-essence clauses.

16.	Provisions which provide a time limitation after which a remedy may not be enforced.

17.	Confession of judgment clauses.

18.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

19.	Arbitration agreements.

20.	Provisions relating to the application of condemnation awards.

21.	Provisions that provide for the appointment of a receiver or the taking of possession by the Trustee except as a otherwise expressly provided in our letter.

22.	Confidentiality agreements.

23.	Provisions that provide for set-off.

24.
Provisions in the Operative Documents providing for the indemnification of the Administrative Agent, Trustee or Lenders by the Loan Parties for any rents received by the Credit Parties after an event of default and any requirements that any such rents be remitted to either the Administrative Agent, the Trustee or the Lenders by the Credit Parties.

D-2

Schedule of Specified Agreements

NFC Indentures

1. Indenture, dated March 25, 2002, between the US Borrower (“NFC”), Navistar International Corporation (“NIC”) and BNY Midwest Trust Company, as Trustee for the 4.75% Subordinated Exchangeable Notes due 2009.

2. Registration Rights Agreement, dated March 25, 2002, between Navistar International Corporation, NFC and Salomon Smith Barney Inc. and Banc of America Securities LLC, as representatives of the initial purchasers.

NFC Credit Facilities

3. Capital Contribution Agreement, dated as of April 26, 1993, between NFC and Truck Retail Instalment Paper Corp. (“TRIP”).

4. Subordinated Intercompany Advance Agreement between TRIP and NFC, dated as of April 26, 1993, as amended October 16, 2000.

5. Intercompany Purchase Agreement, dated as of April 26, 1993, between NFC and TRIP.

NFC/NFRRC Intercompany Agreements

6. Amended and Restated Intercompany Advance Agreement, dated as of December 16, 1991, as amended and restated May 3, 1994, between NFC and Navistar Financial Retail Receivables Corporation (“NFRRC”).

7. Revolving Note, dated December 16, 1991, issued by NFRRC to NFC.

8. Capital Contribution Note, dated December 16, 1991, issued by NFC to NFRRC.

9. Amended and Restated Operating Agreement, dated as of December 1, 1991, as amended and restated May 3, 1994, between NFC and NFRRC.

Titling Trust Documents

10. The Collateral Agency Agreement, dated as of April 15, 1999, among Harco Leasing Company, Inc. (“Harco Leasing”), the Titling Trust, the Secured Parties (as defined therein) thereto, NFC, as servicer, and the Collateral Agent.

11. The Origination and Servicing Agreement, dated as of April 15, 1999, among the Titling Trust, Harco Leasing, the Collateral Agent, the General Interest Trustee and NFC, as servicer.

Dealer Note Master Trust

12. Pooling and Servicing Agreement, dated June 8, 1995, as amended by Amendment No. 1, dated as of September 12, 1995, Amendment No. 2, dated as of March 27, 1996, Amendment No. 3, dated as of July 17, 1998, Amendment No. 4, dated as of June 2, 2000, Amendment No. 5, dated as of July 13, 2000, Amendment No. 6, dated as of October 31, 2003, and Amendment No. 7, dated as of June 10, 2004, among Navistar Financial Securities Corporation (“NFSC”),

NFC, The Bank of New York, as the master trust trustee (the “Master Trust Trustee”) and JPMorgan Chase & Co. (as successor-in-interest to The Chase Manhattan Bank and successor-in-interest to Chemical Bank), as the 1990 Trust trustee.

13. Series 1995-1 Supplement to the Pooling and Servicing Agreement, dated June 8, 1995, and as amended by Amendment No. 1, dated March 27, 1996, and Amendment No. 2, dated August 19, 1997, among NFC, NFSC and the Master Trust Trustee.

14. Series 1998-1 Supplement to Pooling and Servicing Agreement, dated as of July 17, 1998, among NFC, NFSC and the Master Trust Trustee.

15. Series 2000-VFC Supplement to Pooling and Servicing Agreement, dated as of January 28, 2000, as amended January 22. 2003, among NFC, NFSC and the Master Trust Trustee.

16. Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004, among NFC, NFSC, Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding Corp., as a Conduit Purchaser, Bank of America, National Association, as Administrative Agent, Bank of America, National Association, as a Managing Agent, Bank of America, National Association, as a Committed Purchaser, The Bank of Nova Scotia, as a Committed Purchaser, and The Bank of Nova Scotia, as a Managing Agent.

17. Series 2000-1 Supplement to Pooling and Servicing Agreement, dated as of July 13, 2000, among NFC, NFSC and the Master Trust Trustee.

18. Series 2003-1 Supplement to Pooling and Servicing Agreement, dated as of July 10, 2003, among NFC, NFSC and the Master Trust Trustee.

19. Series 2004-1 Supplement to Pooling and Servicing Agreement, dated as of June 10, 2004, among NFC, NFSC and the Master Trust Trustee.

20. Interest Deposit Agreement, dated June 8, 1995, among NITC, NFC and the Master Trust Trustee.

21. Purchase Agreement, dated June 8, 1995, between NFC and NFSC.

22. Amended and Restated Master Revolving Credit Agreement, dated June 8, 1995, between NFC and NFSC.

23. Amended and Restated Master Revolving Note, dated June 8, 1995, from NFSC to NFC.

24. Administration Agreement, dated as of June 10, 2004, among the Navistar Financial Dealer Note Master Owner Trust Trustee, as issuer, The Bank of New York, as Indenture Trustee, and NFC, as administrator.

D-2

TRIP Retail Warehousing Facility

25. Receivables Purchase Agreement, dated as of October 16, 2000, between TRIP and NFC.

26. Servicing Agreement, dated as of October 16, 2000, by and among TRIP, NFC, Navistar Leasing Company, (the “Titling Trust”), The Bank of New York, a New York banking corporation, as collateral agent, J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), as portfolio trustee with respect to the TRIP Portfolio Interest (as defined therein) and Harco Leasing .

27. Lease Purchase Agreement, dated as of October 16, 2000, between Harco Leasing and NFC.

28. Supplement to the Collateral Agency Agreement, dated as of October 16, 2000, between Harco Leasing, the Titling Trust, the TRIP Portfolio Interest Obligors identified therein, the TRIP Secured Parties identified therein, The Bank of New York, as indenture trustee, NFC, and The Bank of New York, as collateral agent.

29. Supplement No. 1 to the Trust Agreement, dated as of July 31, 2002, among J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), as general interest trustee and portfolio trustee, Harco Leasing and Chase Bank USA, National Association (as successor-in-interest to Bank One Delaware Inc.), as Delaware trustee.

Truck Engine Receivables Master Trust

30. Engine Accounts Sale Agreement, dated as of November 21, 2000, between International, as seller, and NFC, as buyer.

31. Receivables Purchase Agreement, dated as of November 21, 2000, between NFC and Truck Engine Receivables Financing Co. (“TERFCO”).

32. Intercompany Credit Agreement, dated as of November 21, 2000, between NFC, as lender, and TERFCO, as borrower.

33. Revolving Note, dated November 21, 2000, issued by TERFCO, payable to NFC.

34. Eighth Addendum to Tax Allocation Agreement, dated as of November 21, 2000, among International, NFC and TERFCO.

35. Trust Sale and Servicing Agreement, dated as of November 21, 2000, among TERFCO, NFC, as servicer, and the Truck Engine Receivables Master Trust.

36. Administration Agreement, dated as of November 21, 2000, among the Chase Bank USA, National Association, as owner trustee, The Bank of New York, as indenture trustee, and NFC.

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2001-B Owner Trust

37. Purchase Agreement, dated as of November 1, 2001, between NFC and NFRRC, as purchaser, with respect to Navistar Financial 2001-B Owner Trust.

38. Pooling and Servicing Agreement, dated as of November 1, 2001, among NFC, as servicer, NFRRC, as seller, and Chase Manhattan Bank USA, National Association, as owner trustee (the “Owner Trustee”).

39. Trust Agreement, dated as of November 1, 2001, between NFRRC, as seller, and the Owner Trustee.

40. Custodian Agreement, dated as of November 1, 2001, between NFC, as custodian, and NFRRC, as seller.

41. Administration Agreement, dated as of November 1, 2001, among the Owner Trustee, NFC, as administrator, and the Indenture Trustee.

2002-A Owner Trust

42. Purchase Agreement, dated as of April 30, 2002, between NFC and NFRRC, as purchaser, with respect to Navistar Financial 2002-A Owner Trust.

43. Pooling and Servicing Agreement, dated as of April 30, 2002, among NFC, as servicer, NFRRC, as seller, the Owner Trustee.

44. Trust Agreement, dated as of April 30, 2002, between NFRRC, as seller, and the Owner Trustee.

45. Custodian Agreement, dated as of April 30, 2002, between NFC, as custodian, and NFRRC, as seller.

46. Administration Agreement, dated as of April 30, 2002, among the Owner Trustee, NFC, as administrator, and the Indenture Trustee.

2002-B Owner Trust

47. The Trust Agreement, dated as of November 19, 2002, between NFRRC, as seller, and the Owner Trustee.

48. The Pooling Agreement, dated as of November 19, 2002, between NFRRC, as seller and Navistar Financial 2002-B Owner Trust, as issuer.

49. The Servicing Agreement, dated as of November 19, 2002, among NFRRC, NFC, as servicer, the Navistar Financial 2002-B Owner Trust, the Titling Trust, Harco Leasing, the Indenture Trustee, The Bank of New York, as collateral agent, (the “Collateral Agent”) and Bank One, National Association, as Portfolio Trustee (the “Portfolio Trustee”).

50. The Purchase Agreement, dated as of November 19, 2002, between NFC and NFRRC.

D-4

51. The Lease Purchase Agreement, dated as of November 19, 2002, between NFC and Harco Leasing.

52. The Series 2002-B Supplement to the Collateral Agency Agreement, dated as of November 19, 2002, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, (the Secured Parties (as defined therein) identified therein the Indenture Trustee, NFC, NFRRC, Navistar Financial 2002-B Owner Trust and the Collateral Agent.

53. The Administration Agreement, dated as of November 19, 2002, among the Trust, the Indenture Trustee and NFC, as administrator.

54. The Series 2002-B Portfolio Supplement to the Titling Trust Agreement, dated as of November 19, 2002, among Harco Leasing, the General Interest Trustee, the Portfolio Trustee and the Delaware Trustee.

2003-A Owner Trust

55. The Trust Agreement, dated as of June 5, 2003, between NFRRC, as Seller, and the Owner Trustee.

56. The Pooling Agreement, dated as of June 5, 2003, between NFRRC and the Navistar Financial 2003-A Owner Trust.

57. The Servicing Agreement, dated as of June 5, 2003, among the Seller, NFC, as servicer, the Navistar Financial 2003-A Owner Trust, the Titling Trust, Harco Leasing, the Indenture Trustee, the Collateral Agent and the Portfolio Trustee.

58. The Purchase Agreement, dated as of June 5, 2003, between NFC and NFRRC.

59. The Lease Purchase Agreement, dated as of June 5, 2003, between NFC and Harco Leasing.

60. The Series 2003-A Supplement to the Collateral Agency Agreement, dated as of June 5, 2003, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, the Indenture Trustee, the Secured Parties (as defined therein) identified therein, NFC, NFRRC, the Navistar Financial 2003-A Owner Trust and the Collateral Agent.

61. The Administration Agreement, dated as of June 5, 2003, among the Trust, the Indenture Trustee and NFC, as administrator.

62. The Series 2003-A Portfolio Supplement to the Titling Trust Agreement, as of June 3, 2003, among Harco Leasing, the General Interest Trustee, the Portfolio Trustee and the Delaware Trustee.

D-5

2003-B Owner Trust

63. The Trust Agreement, dated as of October 31, 2003, between NFRRC, as seller and the Owner Trustee.

64. The Pooling Agreement, dated as of October 31, 2003, between NFRRC and the Navistar Financial 2003-B Owner Trust.

65. The Servicing Agreement, dated as of October 31, 2003, among NFRRC, NFC, as servicer, the Navistar Financial 2003-B Owner Trust, the Titling Trust, Harco Leasing, the Indenture Trustee, the Collateral Agent and the Portfolio Trustee.

66. The Purchase Agreement, dated as of October 31, 2003, between NFC and NFRRC.

67. The Lease Purchase Agreement, dated as of October 31, 2003, between NFC and Harco Leasing.

68. The Series 2003-B Supplement to the Collateral Agency Agreement, dated as of October 31, 2003, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, the Indenture Trustee, the Secured Parties (as defined therein) identified therein, NFC, NFRRC, the Navistar Financial 2003-B Owner Trust and the Collateral Agent.

69. The Administration Agreement, dated as of October 31, 2003, among the Trust, the Indenture Trustee and NFC, as Administrator.

2004-A Owner Trust

70. The Trust Agreement, dated as of April 1, 2004, between NFRRC, as seller and the Owner Trustee.

71. The Pooling Agreement, dated as of April 1, 2004, between NFRRC and the Navistar Financial 2004-A Owner Trust.

72. The Servicing Agreement, dated as of April 1, 2004, among NFRRC, NFC, as servicer, the Navistar Financial 2004-A Owner Trust, the Titling Trust, Harco Leasing, the Indenture Trustee, the Collateral Agent and J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), as Portfolio Trustee.

73. The Purchase Agreement, dated as of April 1, 2004, between NFC and NFRRC.

74. The Lease Purchase Agreement, dated as of April 1, 2004, between NFC and Harco Leasing.

75. The Series 2004-A Supplement to the Collateral Agency Agreement, dated as of April 1, 2004, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, the Secured Parties (as defined therein) identified therein, the Indenture Trustee, NFC, NFRRC, Navistar Financial 2004-A Owner Trust and the Collateral Agent.

D-6

76. The Administration Agreement, dated as of April 1, 2004, among the Trust, the Indenture Trustee and NFC, as Administrator.

2004-RBC Retail

77. Receivables Sale Agreement, dated as of July 30, 2004, between NFRRC and NFC.

78. Receivables Purchase Agreement, dated as of July 30, 2004, among NFRRC, NFC, Thunder Bay Funding, LLC and Royal Bank of Canada, as agent for the Purchasers thereunder.

79. Custodian Agreement, dated as of July 30, 2004, between NFRRC and NFC.

2004-B Owner Trust

80. The Trust Agreement, dated as of November 17, 2004, between NFRRC, as Seller, and the Owner Trustee.

81. The Pooling Agreement, dated as of November 17, 2004, between NFRRC and the Navistar Financial 2004-B Owner Trust.

82. The Servicing Agreement, dated as of November 17, 2004, among the Seller, NFC, as servicer, the Navistar Financial 2004-B Owner Trust, the Titling Trust, Harco Leasing, The Bank of New York, as Indenture Trustee, the Collateral Agent and the Portfolio Trustee.

83. The Purchase Agreement, dated as of November 17, 2004, between NFC and NFRRC.

84. The Lease Purchase Agreement, dated as of November 17, 2004, between NFC and Harco Leasing.

85. The Series 2004-B Supplement to the Collateral Agency Agreement, dated as of November 17, 2004, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, the Secured Parties (as defined therein) identified therein, The Bank of New York, as Indenture Trustee, NFC, NFRRC, Navistar Financial 2004-B Owner Trust and the Collateral Agent.

86. The Administration Agreement, dated as of November 17, 2004, among the Trust, the Indenture Trustee and NFC, as Administrator.

2004 Retail Account Trade Receivables Sale

87. Receivables Purchase Agreement, dated as of April 8, 2004, among Truck Retail Accounts Corporation, as seller, NFC, as servicer, Bank One, National Association, as agent, and Jupiter Securitization Corporation, as conduit.

88. Receivables Sale Agreement, dated as of April 8, 2004, between NFC, as transferor, and Truck Retail Accounts Corporation, as transferee.

D-7

BALC-2004

89. BALC-2004 Supplement To Trust Agreement, dated as of June 30, 2004, among Harco Leasing, as grantor and initial beneficiary, NFC, J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association, f/k/a The First National Bank of Chicago), a national banking association, as general interest trustee and, in its capacity as trustee with respect to the Portfolio Interest (as defined therein) created thereby, portfolio trustee and Chase Manhattan Bank USA, National Association (as successor-in-interest to Bank One Delaware Inc., f/k/a First Chicago Delaware Inc.), a national banking association, as Delaware trustee.

90. BALC-2004 Supplement to Collateral Agency Agreement, dated as of June 30, 2004, among the Titling Trust, Harco Leasing, the BALC-2004 Portfolio Interest Obligors identified therein, the BALC-2004 Secured Parties identified therein, NFC, as servicer, and The Bank of New York, as collateral agent.

91. BALC-2004 Supplement to Origination and Servicing Agreement, dated as of June 30, 2004, among the Titling Trust, J.P. Morgan Trust Company, National Association, as portfolio trustee, and NFC, as servicer.

92. NFC Lease Purchase Agreement, dated as of June 30, 2004, between Harco Leasing and NFC.

93. ITLC Lease Purchase Agreement, dated as of June 30, 2004, between International Truck Leasing Corp. and NFC.

94. Intercompany Advance Agreement, dated as of June 30, 2004, between International Truck Leasing Corp. and NFC.

2005-RBC Retail

102.           Receivables Sale Agreement, dated as of April 29, 2005, between  NFRCC and NFC.

103.           Receivables Purchase Agreement, dated as of April 29, 2005, among NFRRC, NFC, Thunder Bay Fundng , LLC and Royal Bank of Canada, as agent for the Purchasers thereunder.

104.   Custodian Agreement, dated as of April 29, 2005, between NFRRC and NFC.

D-8

Schedule of Financing Statement

See attached.

D-9

EXHIBIT B-2

July 1, 2005

The JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement, as hereinafter
defined

Bank of America, N.A. as Syndication Agent
under the Credit Agreement,

The Bank of Nova Scotia, as Documentation Agent
under the Credit Agreement,

and

The Lenders which are parties to the Credit Agreement
on the date hereof (the “Initial Lenders”)

Re:	Navistar Financial Corporation

Ladies and Gentlemen:

I am General Counsel of Navistar Financial Corporation, a Delaware corporation (the “U.S. Borrower”), and have participated in the preparation of the Operative Documents (as defined below).  I am issuing this opinion letter in response to Section 6.01(d)(ii) of that certain Credit Agreement dated as of June ___, 2005, among the U.S. Borrower, Arrendadora Financiera Navistar, S.A. de C.V., an Organizacion Anxillar del Credito, a Mexican corporation, Servicios Financieros Navistar, S.A. de C.V., Sociedad Financera de Objeto Limitado, a Mexican corporation and Navistar Comercial, S.A. de C.V., a Mexican corporation (each, a “Mexican Borrower” and collectively, the “Mexican Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and each of the Lenders from time to time a party thereto (the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof)).  The Initial Lenders, the Administrative Agent and the Trustee are herein sometimes called “you”.

The JPMorgan Chase Bank, N.A.
  as Administrative Agent
July 1, 2005

For purposes of this opinion letter, I have reviewed (i) the Credit Agreement, (ii) the Amended and Restated Security, Pledge and Trust Agreement (the “Security Agreement”), dated as of July 1, 2005, between the U. S. Borrower and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), (iii) the Amended and Restated Parents’ Side Agreement (the “Parents’ Side Agreement”), dated as of July 1, 2005, by Navistar International Corporation, a Delaware corporation (“Parent”), and International Truck and Engine Corporation, a Delaware corporation (“International”), (iv) the Amended and Restated Parent Guarantee (the “Parent Guarantee”), dated as of July 1, 2005, made by the Parent in your favor, (v) the Blocked Account Agreement (the “Blocked Account Agreement”), dated as of July 1, 2005, between the U.S. Borrower and the Adminsitrative Agent and (vi) the Notes (the “Notes”) issued by the U.S. Borrower dated as of July 1, 2005 in favor of certain Lenders who have requested them as of July 1, 2005.  The U.S. Borrower, the Mexican Borrowers, the Parent and International are referred to herein collectively as the “Credit Parties” and individually as a “Credit Party.”  The U.S. Borrower, the Parent and International are referred to herein collectively as the “U.S. Credit Parties” and individually as a “U.S. Credit Party.”  The Credit Agreement, the Security Agreement, the Parents’ Side Agreement, the Parent Guarantee, the Block Account Agreement and the Notes are referred to herein collectively as the “Operative Documents.”  I have also examined originals or copies of the Certificate of Incorporation and By-Laws of each U.S. Credit Party.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, it is my opinion that:

1.
Each of the U.S. Credit Parties was duly incorporated under the Delaware General Corporation Law.  Each of the U.S. Credit Parties is a corporation existing and in good standing under the Delaware General Corporation Law.  The U.S. Borrower has the corporate power and authority to carry on the business in which it is presently engaged.

2.
Without limiting other jurisdictions in which it may be qualified as a foreign corporation, as to which I express no opinion herein, the U.S. Borrower is qualified to do business as a foreign corporation and is in good standing in the states listed in Attachment 1 hereto.

3.
Each U.S. Credit Party has the corporate power to execute and deliver the Operative Documents to which it is party, to borrow money under the Credit Agreement (in the case of the U.S. Borrower), and to perform its obligations under the Operative Documents to which it is party.

The JPMorgan Chase Bank, N.A.
  as Administrative Agent
July 1, 2005

4.
All corporate action by each U.S. Credit Party has been duly taken or obtained to authorize such U.S. Credit Party’s execution and delivery of each of the Operative Documents to which it is a party and its performance of each of the Operative Documents to which it is a party.

5.	Each Operative Document to which any U.S. Credit Party is a party has been duly executed and delivered by authorized officers of such U.S. Credit Party.

6.
The execution and delivery by each U.S. Credit Party of the Operative Documents to which it is a party, the consummation of the transactions contemplated by each Operative Document to which it is a party to be consummated on or prior to the Effective Date, the incurrence of the Loans under the Credit Agreement (in the case of the U.S. Borrower) and the performance of its obligations under each Operative Document to which it is a party will not (a) violate any provisions of the Certificate of Incorporation or By-Laws of such U.S. Credit Party, (b) constitute a violation by such U.S. Credit Party of any applicable provision of existing Delaware General Corporation Law, State of Illinois or United States Federal statutory law or governmental regulation covered by this opinion letter, (c) to my actual knowledge, violate any order, writ, injunction, judgment, determination, award or decree of any court or governmental instrumentality applicable to such U.S. Credit Party, (d) result in a material breach or other material violation of, or constitute a material default under, or require any material waiver or consent under, any preferred stock provision, indenture, loan agreement or other agreement or instrument (the “Specified Agreements”) to which any Credit Party is bound (except that I express no opinion with respect to conflicts, breaches or defaults under cross-default provisions arising out of a default under any agreement which is not a Specified Agreement or with respect to financial covenants or tests) or (e) result in the creation or imposition of (or obligation to create or impose) any lien, charge, or encumbrance on, or security interest in, any material property of any U.S. Credit Party pursuant to the provisions of any of the Specified Agreements.  With respect to the opinion rendered in clause (c) of the preceding sentence, the U.S. Borrower has established procedures which should result in my obtaining knowledge promptly of any filed proceedings before any court or governmental authority.

The JPMorgan Chase Bank, N.A.
  as Administrative Agent
July 1, 2005

7.
To my actual knowledge, other than those matters identified on the attached Schedule of Pending Litigation, no judgment or order has been rendered against or affecting the U.S. Borrower by any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a material adverse effect on the business or financial position of the U.S. Borrower or the ability of the U.S. Borrower to carry out the transactions on its part contemplated by the Operative Documents.  In addition, to my actual knowledge, no legal or governmental investigation, action, suit or proceeding is pending against the U.S. Borrower in which there is a reasonable possibility of an adverse decision which in any manner questions the validity or enforceability of, or seeks to deprive any Lender, the Administrative Agent or the U.S. Borrower of any material rights and remedies under or benefits of any Operative Document.

Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion.  In preparing this opinion letter, I have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon:  (i) factual information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Credit Agreement and the other Operative Documents; and (iii) factual information I have obtained from such other sources as I have deemed reasonable.  I have examined the originals or copies certified to my satisfaction, of such other corporate records of the Credit Parties as I deem necessary for or relevant to this opinion, certificates of public officials and other officers of the Credit Parties and I have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

My advice on every legal issue addressed in this opinion letter is based exclusively on the General Corporation Law of the State of Delaware, such internal laws of the State of Illinois and such federal law of the United States which are in my experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Credit Parties, on the one hand, and you on the other hand (but without my having made any special investigation as to any other laws), except that I express no opinion or advice as to any law or legal issue (i) which might be violated by any misrepresentation or omission or a fraudulent act, (ii) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other Lender’s) involvement in the transactions contemplated by the Operative Documents, or (iii) identified on Schedule C.  For purposes of each opinion in the second sentence of paragraph 1 and each opinion in paragraph 2, I have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.  I advise you that some issues addressed by this opinion letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern.

The JPMorgan Chase Bank, N.A.
  as Administrative Agent
July 1, 2005

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion letter speaks as of the time of its delivery on the date it bears.  I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of my opinions, or for any other reason.  The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered.  Without my written consent:  (i) no Person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.  Notwithstanding the foregoing, Persons who subsequently become Lenders in accordance with the terms of Section 12.04 of the Credit Agreement (or participants in accordance with the terms of Section 12.04 of the Credit Agreement) may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

The JPMorgan Chase Bank, N.A.
  as Administrative Agent
July 1, 2005

Sincerely,

Kristin Moran
General Counsel

Schedule A

General Qualifications

My opinions in the opinion letter to which this Schedule A is attached (“my letter”) are subject as follows to the following qualifications:

1.
Lender’s Regulatory Qualification.  I express no opinion with respect to, and all of my opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

2.
Usury Qualification.  I express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, and, without limiting the foregoing, I expressly disclaim any opinions as to the usury or other such laws of any jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

1

Schedule B

Assumptions

For purposes of my letter, I have relied, without investigation, upon each of the following assumptions:

1.
Each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures (other than those of the U.S. Credit Parties) on each such document are genuine.

2.
Each certificate obtained from a governmental authority relied on by me is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

3.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

4.
The Operative Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to my letter).

5.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Operative Documents enforceable against you.

6.	The conduct of the parties to the Operative Documents has complied with any requirement of good faith, fair dealing and conscionability.

7.
Each Credit Party will obtain all third party or governmental consents, permits and approvals required in the future, and will take all actions similarly required, relevant to the subsequent consummation of the transactions contemplated by the Operative Documents (the “Transactions”) or performance of the Operative Documents.

8.	All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents.

9.
Any information required to be disclosed to the Credit Parties or their governing bodies in connection with any matter relevant to any legal issue covered by my opinions has been disclosed and no such disclosure contains any relevant error or omission.

1

10.
With respect to the opinions set forth in opinion paragraph 6, I assume no U.S. Credit Party will in the future take any discretionary action (including a decision not to act) permitted under the Operative Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the U.S. Credit Party may be subject.

11.
Assumptions With Respect to the Mexican Borrowers.  I have assumed without investigation that (i) each of the Mexican Borrowers is an entity validly existing and in good standing under its jurisdiction of organization; (ii) each of the Mexican Borrowers has the power to enter into and perform its obligations under the Operative Documents to which it is a party; (iii) each of the Mexican Borrowers’ execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary company action on the part of such Mexican Borrower; and (iv) each of the Mexican Borrowers has duly executed and delivered each of the Operative Documents to which it is a party.

2

Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in the letter to which this Schedule C is attached (herein called “my letter”) covers or otherwise addresses any of the following legal issues:

1.
Federal securities laws and regulations administered by the Securities and Exchange Commission, state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.	pension and employee benefit laws and regulations (e.g., ERISA);

3.	Federal and state antitrust and unfair competition laws and regulations;

4.	Federal Reserve Board margin regulations;

5.
Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

6.	compliance with fiduciary duty requirements;

7.
the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

8.	fraudulent transfer and fraudulent conveyance laws;

9.	Federal and state environmental laws tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations;

10.	Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

11.	other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

12.	the effect of any law, regulation or order which hereafter becomes effective.

1

Attachment 1
Jurisdictions of Foreign Qualification and Good Standing

The U.S. Borrower

Alabama
Arizona
Arkansas
Colorado
Connecticut
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
West Virginia
Wisconsin
Wyoming

Schedule of Specified Agreements

Master Intercompany Agreement.

Tax Allocation Agreement.

Schedule of Pending Litigation

None.

EXHIBIT B-3

July 1st, 2005

JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement, as hereinafter defined

and

The Lenders which are parties to the Credit Agreement
on the date hereof (the “Initial Lenders”)

Dear Sirs:

We have acted as special Mexican counsel to Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objeto Limitado (“Sofol”), Arrendadora Financiera Navistar, S.A. de C.V., OrganizaciOn Auxiliar del Credito (“Arrendadora”) and Navistar Comercial, S.A. de C.V. (collectively, the “Mexican Borrowers”), in connection with the Amended and Restated Credit Agreement dated as of July 1st, 2005 (the “Credit Agreement”) among JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, the Bank of Nova Scotia, as Documentation Agent, J.P. Morgan Securities Inc. and Banc of America Securities, LLC, as Joint Book Managers and Joint Lead Arrangers, the Lenders parties thereto, Navistar Financial Corporation (“Navistar Financial”) and the Mexican Borrowers. Capitalized terms not specifically defined herein have the respective meanings ascribed to such terms in the Credit Agreement.

In our capacity as counsel to the Mexican Borrowers we have examined the Credit Agreement and the original or photostatic or certified copies of such corporate records of the Mexican Borrowers, certificates of public officials, certificates of officers of the Mexican Borrowers, and such other documentation and matters as we have deemed necessary and appropriate to render the opinion set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In such examination, we have assumed and have not verified that all signatures, other than the signatures of the representatives of the Mexican Borrowers, on the Credit Agreement are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us are complete and conform to the original documents. We are not expressing any opinion or views on the authorization, execution and delivery by or on behalf of any of the parties to the Credit Agreement, other than the Mexican Borrowers. In giving the opinions expressed below, we have assumed the accuracy of the representations and warranties, and compliance by each party with the agreements, contained in the Credit Agreement. We have also assumed, without any independent investigation or verification of any kind that the Credit Agreement constitutes legal, valid, binding and enforceable obligations of all parties thereto (other than the Mexican Borrowers) in accordance with its terms under the laws of the State of New York, United States of America. As to questions of fact material to the opinion hereinafter expressed, we have, unless independently established by us, relied upon certificates of the Mexican Borrowers or their officers or of public officials.

When our opinions expressed below are stated “to the best of our knowledge”, such phrase means that during the course of our representation of the Mexican Borrowers, no information has come to our attention which has given us actual knowledge of the existence or absence of such facts, after having reviewed our files and records in respect of each of such Mexican Borrowers and the Credit Agreement, to determine the existence or absence of such facts.

Our opinions are expressed with respect to the laws of the United Mexican States and we express no opinion in respect of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.           The Mexican Borrowers are duly organized and validly existing Mexican corporations and have all corporate powers required to carry on their business as now conducted. The Credit Agreement and the Notes have been duly executed and delivered by the Mexican Borrowers and constitute valid and binding agreements of the Mexican Borrowers enforceable against each of them in accordance with their respective terms, except as limited by Mexican laws relating to insolvency, suspension of payments or bankruptcy (“concurso mercantil”).

2.           The execution, delivery and performance by the Mexican Borrowers of the Credit Agreement and the Notes is within each Mexican Borrower’s corporate powers, has been duly authorized by all necessary corporate action, requires no action or authorization by or in respect of, or filing with, any governmental body, agency or official and does not contravene or constitute a default under any provision of applicable law or regulation of Mexico or any political subdivision thereof or of the estatutos sociales of the Mexican Borrowers or the approvals to engage in business granted by the Ministry of Finance and Public Credit to each of Sofol and Arrendadora.

3.           To the best of our knowledge, the execution, delivery and performance by the Mexican Borrowers of the Credit Agreement and the Notes do not violate or contravene any material contractual obligation of the Mexican Borrowers or any judgment or award issued against the Mexican Borrowers or any license applicable to the Mexican Borrowers.

4.           The obligations of each of the Mexican Borrowers under the Credit Agreement and the Notes rank at least pari passu in priority of payment vis-a-vis all other unsecured and unsubordinated obligations of each of the Mexican Borrowers.

5.           There are no taxes payable by the Mexican Borrowers in connection with (i) the execution and delivery of the Credit Agreement and the Notes and (ii) the performance of (including the making of payments under) the Credit Agreement and the Notes, except for the Mexican withholding taxes applicable to interest payments under the Credit Agreement and the Notes.

6.           The choice of New York law specified in the Credit Agreement and the Notes is a legal, valid and binding choice of law.

7.           The submission by the Mexican Borrowers under the Credit Agreement and the Notes to the jurisdiction of the Federal and State courts located in the city of New York is legal, valid and binding.

8.           The execution, delivery and performance of the Credit Agreement by Agents and the Lenders does not result in any such Lender being deemed domiciled, resident or subject to taxation in Mexico.

9.           It is not necessary (i) in order for the Agents or the Lenders to enforce any of their respective rights or remedies under the Credit Agreement and the Notes or (ii) solely by reason of the execution, delivery and performance thereof, that the Agents of the Lenders be licensed or qualified with any governmental authority, agency or official or be entitled to carry on business in Mexico.

10.           A judgment obtained in a State or Federal court sitting in the State of New York, arising out of or in relation to the Mexican Borrowers’ obligations under the Credit Agreement and the Notes would be enforceable in Mexico against the Mexican Borrowers, without relitigationof the issues, pursuant to Articles 569 and 571 of the Federal Code of Civil Procedures of Mexico and Article 1347A of the Commerce Code, which provide, inter alia, that a judgment rendered outside Mexico will be enforced by Mexican courts, provided that;

(i)	such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Credit Agreement;

(ii)	such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

(iii)	service of process was made personally on the Mexican Borrowers or on the appropriate process agent;

(iv)	such judgment does not contravene Mexican law, public policy of Mexico or international treaties (and under current law no provision of the Credit Agreement or the Notes contravenes public policy;

(v)
the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(vi)	such judgment is final in the jurisdiction where obtained; and

(vii)	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

11.           To the best of our knowledge, the Mexican Borrowers are not party to any legal action that may have a material adverse effect in their business or operations.

12.           None of the Mexican Borrowers is subject to immunity, of any nature, under Mexican law.

13.           There are no exchange control or equivalent rules in Mexico that may restrict the ability of the Mexican Borrowers to make payments in Dollars under the Credit Agreement or the Notes.

14.           The Credit Agreement and the Notes are in proper legal form, under the Laws of Mexico, for enforcement thereof against the Mexican Borrowers.

15.           To ensure the legality, validity or enforceability of the Credit Agreement and the Notes, it is not necessary that any such instrument be filed or recorded with any court or authority in Mexico.

The foregoing opinion is subject to the following qualifications:

(a)
enforcement of the Credit Agreement and the Notes may be limited by bankruptcy ( “concurso mercantil”), insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally;

(b)
in any proceedings brought before the courts of Mexico for the enforcement of the Credit Agreement and the Notes against the Mexican Borrowers, a Mexican court would apply Mexican procedural law in such proceedings;

(c)
in the event that proceedings are brought in Mexico seeking performance of the obligations of the Mexican Borrowers in Mexico, pursuant to the Mexican Monetary Law, the Mexican Borrowers may discharge their obligation to pay any sum due in a currency other than Mexican currency, by paying such sum in Mexican currency at the rate of exchange prevailing in Mexico on the date when payments is made. Therefore, we do not express any opinion in connection with Section 12.17 of the Credit Agreement;

(d)
in the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

(e)
in any bankruptcy (“concurso mercantil”) proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, Social Security quotas, Workers’ Housing Fund quotas and Retirement Fund quota will have priority over claims of the Lenders as creditors;

(f)
in connection with the Mexican Obligations, in any bankruptcy (“concurso mercantil”) proceeding initiated in Mexico against the Mexican Borrowers, pursuant to Article 89 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), when the bankruptcy (“concurso mercantil”) of an entity is declared, all interest shall cease to accrue and the indebtedness shall be converted into Investment Units “UDIS” (Unidades de Inversion);

(g)	we note that an obligation to pay interest over interests is currently unenforceable under Mexican law;

(h)	the Notes referred to in Section 4.04 (e) of the Credit Agreement evidencing the Loans are not negotiable instruments under Mexican law, but is enforceable against the Mexican Borrowers; and

(i)
the exercise of any prerogatives of the Lenders or the Administrative Agent although they may be discretionary should be supported by the factual assumptions required for their reasonable exercise; in addition, under Mexican law, the Mexican Borrowers will have the right to contest in court any notice or certificate of the Lenders purporting to be conclusive and binding.

The opinion set forth above is effective as of the date hereof and is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to rights, obligations or other matters arising subsequent to the date hereof, and we assume no responsibility to advise you, your counsel or any other person or entity of any changes to our opinion subsequent to the date hereof.

This opinion is addressed to you solely for your benefit and it is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Very truly yours,

 Gamboa, Aguilar y Loera

EXHIBIT C

PARENTS’ SIDE AGREEMENT

AGREEMENT, dated as of December 8, 2000, by Navistar International Corporation, a Delaware corporation (the “Parent”), and International Truck and Engine Corporation, a Delaware corporation (“International”), for the benefit of the Lenders from time to time party to the 364-Day Credit Agreement referred to below.

WHEREAS, Navistar Financial Corporation, a Delaware corporation (the “Borrower”), has entered into a 364-Day Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent;

WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Parent and International execute and deliver this Parents’ Side Agreement (this “Agreement”); and

WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement;

NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to satisfy a condition to the effectiveness thereof, the Parent and International agree for the benefit of the Lenders that, until the Commitments under the Credit Agreement shall have expired or terminated, the principal of and interest on each Loan and all fees payable thereunder shall have been paid in full:

SECTION 1.  Ownership of the Borrower.  Either the Parent or International will at all times own and hold the entire legal and beneficial interest in all of the outstanding stock of the Borrower having ordinary voting power for the election of directors (other than directors’ qualifying shares).  Neither the Parent nor International will, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock.

SECTION 2.  Borrower’s Fixed Charge Coverage Ratio.  International will not permit the ratio of (i) the sum of (A) consolidated interest expense of the Borrower and its consolidated Subsidiaries, (B) consolidated income of the Borrower and its consolidated Subsidiaries before income taxes and (C) dividends on Redeemable Preferred Stock to (ii) the sum of (A) consolidated interest expense of the Borrower and its consolidated Subsidiaries and (B) dividends on Redeemable Preferred Stock, as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.

SECTION 3.  Intercompany Agreements.  International will perform all of its obligations under the Master Intercompany Agreement and, except as permitted by Section 7.08 of the Credit Agreement, will not cancel, terminate, amend, waive or modify the Master Intercompany Agreement.

SECTION 4.                      Representations and Warranties.  The execution, delivery and performance by International and the Parent of this Agreement are within such party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each of International and the Parent and each of this Agreement, the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of each of International and the Parent, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.  Amendments and Waivers.  Any provision of this Agreement may be amended or waived so long as such amendment or waiver is in writing and is signed by the Parent, International and the Required Lenders.

SECTION 6.  Successors and Assigns.  This Agreement shall be binding upon the Parent, International and their respective successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and permitted assigns.

SECTION 7.  New York Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By  ______________________________________
 Name:
 Title:

INTERNATIONAL TRUCK AND ENGINE CORPORATION

By  ______________________________________
 Name:
 Title:

EXHIBIT D

Please see attached

NAVISTAR FINANCIAL CORPORATION SERVICED TRUCK NET RECEIVABLES PORTFOLIO ($ Millions)

	October 31						April 30		April 30
	2002		2003		2004		2004		2005
	$	%	$	%	$	%	$	%	$	%
WHOLESALE NOTES	839	21	861	22	1,305	28	1,012	25	1,311	27
WHOLESALE ACCOUNTS	75	2	83	2	79	2	89	2	87	2
RETAIL NOTES	2,285	58	2,305	59	2,578	55	2,333	58	2,745	56
RETAIL ACCOUNTS	308	8	318	8	409	9	327	8	479	10
LEASES	427	11	345	9	314	7	299	7	298	6
TOTAL	3,934	100	3,912	100	4,685	101	4,060	100	4,920	101

NAVISTAR FINANCIAL CORPORATION SERVICED WHOLESALE NOTES AND ACCOUNTS PORTFOLIO OF NEW & USED EQUIPMENT PAST DUE & EXTENDED AMOUNTS ($ Millions)

	October 31						April 30		April 30
	2002		2003		2004		2004		2005
	$	%	$	%	$	%	$	%	$	%
NEW	790	94	807	94	1,255	96	961	95	1,245	95
USED	49	5	54	8	50	4	51	5	66	5
TOTAL	839	100	861	100	1,305	100	1,012	100	1,311	100

TURNOVER
New	3.39 X	3.64 X	3.95 X	3.67 X	3.84 X
Used	3.58 X	3.58 X	3.80 X	3.50 X	3.95 X
Total	3.40 X	3.63 X	3.94 X	3.66 X	3.85 X

PAST DUE OVER 30 DAYS	4.5	0.5	2.4	0.3	1.2	0.1	1.6	0.2	0.8	0.1
EXTENDED	4.2	0.5	1.4	0.2	2.6	0.2	1.5	0.2	2.3	0.2
TOTAL	8.7	1.0	3.8	0.4	3.8	0.3	3.1	0.4	3.1	0.2
WHOLESALE ACCTS
BALANCE OUTSTANDING	75		83		7.9		89	6.1	87
PAST DUE OVER 30 DAYS	5.0	6.7	5.2	6.3	3.7	4.7	5.4		4.4	87
April 30 Turnover is annualized.

NAVISTAR FINANCIAL CORPORATION GROSS SERVICED TRUCK RETAIL NOTES RECEIVABLES AND NET INVESTMENT IN OPERATING LEASES OF NEW & USED EQUIPMENT PAST DUE & EXTENDED AMOUNTS ($ Millions)

	October 31						April 30		April 30
	2002		2003		2004		2004		2005
	$	%	$	%	$	%	$	%	$	%
NEW	2,537	85	2,432	84	2,673	85	2,409	84	2,893	87
USED	445	15	469	15	463	15	465	16	438	13
TOTAL	2,982	100	2,901	100	3,136	100	2,874	100	3,331	100

Past Due Installments (1) Over 60 days	2.0	0.1	1.7	0.1	1.2	0.0	2.1		1.4
Extended Installments	26.1	0.9	20.2	0.7	15.7	0.5	19.8	0.7	11.6	0.3
Balance of Retail Notes and Leases with Installments Past Due Over 60 days	17.4	0.6	11.3	0.4	10.0	0.3	16.0	0.8	10.3	0.3
(1) Past due amounts include only the installments which are past due (as opposed to the total balance of note or lease past due).

NAVISTAR FINANCIAL CORPORATION *SERVICED TRUCK NOTES REPOSSESSION ACTIVITY & RECOVERY ($ Millions)

	Fiscal Year Ended October 31			Six Month Ended April 30

	2002	2003	2004	2004	2005

BEGINNING BALANCE	$66,686	$19,914	$16,133	$16,133	$14,331
REPOSSESSIONS	73,293	53,367	38,302	14,863	11,028
LIQUIDATIONS	(120,065)	(57,148)	(40,104)	(12,823)	(15,566)
ENDING BALANCE	$19,914	$16,133	$14,331	$18,173	$9,793

PROCEEDS RECOVERED ON THE SALE OF REPOSSESSIONS	$56,195	$31,350	$26,146	$10,093	$8,968
INVESTMENT IN REPOSSESSED VEHICLES	$120,065	$57,148	$40,104	$12,823	$15,566
RECOVERY PERCENTAGE	46.80%	54.86%	65.20%	78.71%	57.61%
*Serviced Truck Note repossession do not include Leased Truck repossessions

NAVISTAR FINANCIAL CORPORATION ALLOWANCE FOR LOSSES ($ Millions)

APRIL 30, 2005
TOTAL
Balance Beginning of Year	$6,692
Provision For Losses	6,625
Allocation For Sales of Receivables	(6,939)
Losses Charged To Allowance
Retail Notes	(3,078)
Lease Financing	(81)
Wholesale Notes	0
Accounts and Other	(95)
Subtotal	(3,254)
Balance End of Year	$3,124

NAVISTAR FINANCIAL CORPORATION PERCENTAGE OF LOSSES TO LIQUIDATIONS AND AVERAGE RECEIVABLES BALANCES ($ Millions)

RETAIL FINANCING	Fiscal Year Ended October 31			Six Months Ended April 30	Six Months Ended April 30
Gross Truck Notes: Operating Leases; Finance Leases	2002	2003	2004	2004	2005
Serviced Receivables Beginning of Year	$3,254,922	$2,982,115	$2,900,012	$2,900,012	$3,025,048
Acquisitions For Year	1,240,128	1,294,671	1,593,100	658,208	829,740
Total	4,495,050	4,276,786	4,493,112	3,558,220	3,854,788
Loss
Serviced Receivables End of Year	2,982,115	2,900,012	3,025,048	2,873,385	3,330,468
Losses Charged Off	19,788	14,106	4,753	4,153	3,159
Total	3,001,903	2,914,118	3,029,801	2,877,538	3,333,627
Gross Liquidations For Year	1,492,927	1,362,668	1,463,311	680,682	521,161
% Losses To Gross Liquidations	1.33%	1.04%	0.32%	0.61%	0.51%
(annualized)
% Losses To Avg Monthly Receivables Balance	0.65%	0.51%	0.16%	0.29%	0.10%
WHOLESALE NOTES	2002	2003	2004	2004	2005
Serviced Receivables Beginning Of Year	$817,358	$839,614	$860,673	$860,673	$1,305,628
Acquisitions For Year	2,955,305	3,168,698	4,312,373	1,777,106	2,387,377
Total	3,772,664	4,008,312	5,173,046	2,637,779	3,693,005
Loss
Serviced Receivables End of Year	839,614	860,673	1,305,628	1,012,186	1,311,175
Losses (Recoveries) net	(134)	1,649	5	4	0
Total	839,480	862,322	1,305,233	1,012,190	1,311,175
Liquidations For Year	2,933,534	3,145,990	3,867,813	1,625,589	2,381,830
% Losses To Liquidations	0.00%	0.05%	0.00%	0.00%	0.00%
(annualized)
% Losses To Avg Monthly Receivables Balance	-0.02%	0.18%	0.00%	0.00%	0.00%

NAVISTAR FINANCIAL CORPORATION COMBINED NFC/ITEC SERVICED TRUCK RETAIL CREDIT LOSSES ($ Thousands)

	Six Months Ended April 30
TOTAL LOSSES	2004	2005
International Truck and Engine Corporation	$3,211	$3,566
Navistar Financial Corporation	4,153	3,159
Combined Losses	$7,364	$6,725

LIQUIDATIONS
Gross NFC Liquidations	$684,383	$653,380
Liquidations Net of ITEC/NEC Losses	677,019	646,655

LOSSES/NET LIQUIDATIONS
International Truck and Engine Corporation	0.48%	0.55%
Navistar Financial Corporation	0.61	0.49
Combined Ratios	1.09%	1.04%

LOSSES/AVERAGE GROSS BALANCES
International Truck and Engine Corporation	0.25%	0.13%
Navistar Financial Corporation	0.29	0.11
Combined Ratios	0.54%	0.24%

EXHIBIT E

FORM OF

BORROWING REQUEST

Pursuant to Section 2.03 of the 364-Day Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION (the “Borrower”), the Lenders party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and THE BANK OF NOVA SCOTIA, as Documentation Agent, the undersigned hereby delivers this Borrowing Request.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests that a [Eurodollar][ABR] Revolving Borrowing be made in the aggregate principal amount of $__________ on ________, ____ [with an Interest Period of ___________].

The undersigned hereby certifies as follows:

(a)           The representations and warranties made by the Borrowers in the Credit Agreement (except for the representations and warranties set forth in Sections 4.04(e) and 4.11(a)) are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date); and

(b)           No Default has occurred and is continuing on the date hereof or after giving effect to the Borrowing requested to be made hereby.

The undersigned agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

The undersigned further agrees to compensate each Lender for any loss, cost and expense attributable to such Lender pursuant to Section 3.10 of the Credit Agreement.

Please wire transfer the proceeds of the Borrowing to the account of the undersigned at __________________ Routing No.: ________________ (Account No. _________).

[NAVISTAR FINANCIAL CORPORATION

By: _________________________________

       Name:
       Title:]

EXHIBIT F

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.01(c) of the 364-Day Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION (the “Borrower”), the Lenders party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting Treasurer of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Parent during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 7.01(a) and (b) of the Credit Agreement.

5. I have reviewed the Financial Statements attached hereto and hereby certify that there has been no change in GAAP, or in the application thereof, since October 31,1999[, except as set forth below].

IN WITNESS WHEREOF, I have executed this Certificate this 8 day of December, 2000.

NAVISTAR FINANCIAL CORPORATION

By_______________________________
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.

[Set forth Covenant Calculations]

EXHIBIT G

AMENDED AND RESTATED PARENT GUARANTEE

GUARANTEE, dated as of July 1, 2005, made by NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Navistar Financial Corporation (the “US Borrower”) and Arrendadora Financiera Navistar, S.A. DE C.V., OrganizaciOn Auxiliar del Credito, Servicios Financieros Navistar, S.A. DE C.V., Sociedad Financiera de Objeto Limitado and Navistar Comercial, S.A. DE C.V. (collectively, the “Mexican Borrowers”; together with the US Borrower, the “Borrowers”), the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, certain of the Lenders have severally agreed to make Loans to the Mexican Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Mexican Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, Guarantor owns, directly or indirectly, all of the capital stock of each of the Mexican Borrowers, and it is to the advantage of Guarantor that the Lenders make the Loans to the Mexican Borrowers;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Mexican Borrowers under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.	Defined Terms.

(a)	Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)
As used herein, “Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso”), or the commencement of any insolvency, reorganization or like proceeding, relating to any Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrowers pursuant to the terms of the Credit Agreement) or otherwise.

(c)
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.
Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Mexican Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations of such Mexican Borrower.

(b)
The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing or collecting, any or all of the Mexican Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Mexican Borrower may be free from any Mexican Obligations.

(c)
The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Guarantee for such purpose.

3.
No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Mexican Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Mexican Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by each Mexican Borrower on account of the Mexican Obligations are paid in full and the Commitments are terminated.

4.
Amendments, etc. with respect to the Mexican Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Mexican Obligations continued, and the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite number of Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Mexican Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Mexican Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of such Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of an legal proceedings.

5.
Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Mexican Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrowers or any other guarantor with respect to the Mexican Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any Note or other Loan Document, any of the Mexican Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Mexican Borrower against the Administrative Agent or any Lender, or (c) any other circumstance (other than a defense of payment or performance) whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Mexican Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Mexican Borrower or any other Person or against any collateral security or guarantee for the Mexican Obligations (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Mexican Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Mexican Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Mexican Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement any Mexican Borrower may be free from any Mexican Obligations.

6.
Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.
Payments. The Guarantor hereby agrees that the Mexican Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

8.
Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)	Organization. The Guarantor is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization.

(b)
Power. The Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary corporate and, if required, stockholder action to authorize its execution, delivery and performance of this Guarantee.

(c)
Due Execution. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(d)
Governmental Approvals; No Conflicts. The execution, delivery, performance, validity or enforceability of this Guarantee, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) such filings as may be required under federal and state securities laws for purposes of disclosure, (ii) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets (other than with respect to Section 3.12 of the Indenture, dated as of May 31, 2001, among the Guarantor, International and BNY Midwest Trust Company, as trustee and Section 10.5 of the Senior Note Purchase Agreement, dated as of June 15, 2001, between International and State of Wisconsin Investment Board, in each case as amended, supplemented or otherwise modified from time to time), or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

9.
Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

10.
Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a)	if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or pursuant to Section 12.01 of the Credit Agreement; and

(b)	if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11.
Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.
Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. This Guarantee amends and restates in its entirety the Guarantee, dated as of December 8, 2000, made by the Guarantor in favor of JPMorgan Chase Bank, N.A. (flea The Chase Manhattan Bank), as administrative agent for the lenders under the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

13.
Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Required Lenders, provided that any provision of this Guarantee may be waived by the Required Lenders in a letter or agreement executed by the Required Lenders or by telex or facsimile transmission from the Administrative Agent.

(b)
Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)	The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14.
Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.
Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

16.	Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

17.	Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)
submits for itself and its property in any legal action or proceeding relating to this Guarantee and any other loan documents to which it is a party, or for recognition and enforcement of any judpnent in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)
consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth under its signature below or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

18.
WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and-delivered by its duly authorized officer as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:

Name:

Title:

Address for Notices:
Navistar International Corporation
4201 Winfield Road
Warrenville, IL 60555-4025
Telex:
Fax:
Attention:

JPMORGAN CHASE BANK, NA.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H

EXHIBIT I
BLOCKED ACCOUNT CONTROL AGREEMENT
(“Agent Control”)

AGREEMENT dated as of __________, 2005, by and among Navistar Financial Corporation (“Company”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the amended and restated credit agreement dated as of [_________   ], 2005 with Company (in such capacity, “Agent”) and JPMorgan Chase Bank, N.A. (in such capacity, “Depositary”).

The parties hereto refer to Account No. _______________ in the name of Company maintained at Depositary (the “Account”) and hereby agree as follows:

1.  Company and Agent notify Depositary that by separate agreement Company has granted Agent a security interest in the Account and all funds on deposit from time to time therein.  Depositary acknowledges being so notified and confirms that Depositary is a national banking association corporation and the Account is a money market deposit account maintained by Depositary in the ordinary course of business.

2.  Depositary shall honor only withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, “instructions”) received from the Agent (without Company’s consent) concerning the Account.  Company shall have no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the Account without Agent’s express written consent with respect thereto.

3.  This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Prior to issuing any instructions, Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Agent.  Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Agent executing such Account Documentation or other documentation as Depositary may require in connection therewith).

    4.  Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s reasonable charges, fees and expenses with respect to the Account or the services provided hereunder.  Except for the claims and interests of Agent and Company in the Account, neither the employees of Depositary with direct responsibility for interacting with Agent and/or Company concerning the operation or maintenance of the Account (the “Responsible Employees”) nor the unit of Depositary designated to receive restraining orders, subpoenas and other legal process concerning the Account, is aware, as of the date of this Agreement, of any claim to, or interest in, the Account or in any of the funds credited thereto.  If any Responsible Employee or the unit designated to receive restraining orders, subpoenas and other legal process concerning the Account becomes aware of any person asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or in any funds therein, Depositary will promptly notify Agent and Company thereof (unless such notification is prohibited by applicable law or regulatory authority).

5.  Notwithstanding anything to the contrary in this Agreement:  (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Company or Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the amended and restated credit agreement referred to in the introductory paragraph hereof or the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Agent, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any indirect, special, consequential or punitive damages (as opposed to direct or actual damages)) and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.  Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction.  Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Agent’s direction or instruction or (iii) due to any claim by Agent of an interest in the Account or the funds on deposit therein.

7.  Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company or Agent of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto.  Agent may terminate this Agreement upon the sending of at least three (3) days advance written notice to the other parties hereto.  Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto.  The provisions of paragraphs 5 and 6 above shall survive any such termination.

8.  Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with the Account Documentation.

9.  This Agreement:  (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be Depositary’s jurisdiction (within the meaning of Section 9-304 of the UCC).  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NAVISTAR FINANCIAL CORPORATION                                                                           JPMORGAN CHASE BANK, N.A.,
                 as Agent

By:  ____________________________                                                                By:  _______________________________
       Name:                                                                                 Name:
 Title:                                                                                 Title:

Address for           ________________________                                                                           Karen May Sharf
Notices:                 ________________________                                                                            270 Park Avenue
________________________                                                                            4th Floor
________________________                                                                            New York, NY 10017
Fax No.:_________________                                                                              Fax No.: 212 270 5127

JPMORGAN CHASE BANK, N.A.,
as Depositary

By:____________________________
      Name:
Title:

Address
For Notices            JPMorgan Chase Bank, N.A.
Robert Peskin
611 Woodward Avenue
7th Floor
Detroit, MI 48226-3408
Fax No.: 313 226 1455

Karen May Sharf
270 Park Avenue
4th Floor
New York, NY 10017
Fax No.: 212 270 5127

EXHIBIT J

FORM OF

BLOCKED ACCOUNT CERTIFICATE

Pursuant to Section 12.21(b) of the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION (the “US Borrower”), ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Mexican Borrower” and, collectively, the “Mexican Borrowers”; together with the US Borrower, the “Borrowers”), the Lenders party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent, the undersigned hereby delivers this Blocked Account Certificate.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests consent from the Administrative Agent to access or withdraw or transfer funds from the Blocked Account.

The undersigned hereby certifies as follows:

(a) as of the date hereof, no Default or Event of Default has occurred and is continuing;

(b) such funds shall be utilized (A) for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (B) to purchase receivables in the normal course of business or (C) to make payments of permitted dividends consistent with the US Borrower’s past business practices; and

(c) the Cash Balance is less than $50,000,000.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Corporation this __ day of ______________________, 2005.

NAVISTAR FINANCIAL CORPORATION

By:           ______________________________
                                                                                 Name:
                                                                                 Title: